  As filed with the Securities and Exchange Commission on August 2, 2000
                                                     Registration No. 333-37980
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                --------------
                          Market 2000+ HOLDRSSM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]

              Delaware                              6211                            13-5674085
    (State or other jurisdiction        (Primary Standard Industrial             (I.R.S. Employee
 of incorporation or organization)      Classification Code Number)           Identification Number)

                                --------------
                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                                  Copies to:

              Andrea L. Dulberg, Esq.                                 Andrew B. Janszky
                Corporate Secretary                                  Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                  599 Lexington Avenue
                  250 Vesey Street                                 New York, New York 10022
              New York, New York 10281                                  (212) 848-4000
                   (212) 449-1000
      (Name, address, including zip code, and
       telephone number, including area code,
               of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                             Proposed     Proposed Maximum
                                                              Maximum        Aggregate        Amount of
         Title of Each Class of            Amount to Be   Offering Price      Offering      Registration
      Securities to Be Registered           Registered    Per Receipt(1)      Price(1)        Fee(2)(3)
--------------------------------------------------------------------------------------------------------
Market 2000+ HOLDRS....................    1,000,000,000       $100        $1,099,000,000     $290,136
                                             receipts
--------------------------------------------------------------------------------------------------------

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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 10,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 990,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid $2,640 and $287,486 of this registration fee on May 26, 2000 and July 28, 2000, respectively.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                Preliminary Prospectus dated August 2, 2000

PROSPECTUS
-----------

                                [LOGO OF HOLDRS]

                       1,000,000,000 Depositary Receipts
                          Market 2000+ HOLDRS SM Trust

    The Market 2000+ HOLDRS SM Trust will issue Depositary Receipts called Market 2000+ HOLDRS SM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of 50 specified companies that are the largest companies whose common stock or American depositary shares are listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market, as measured in terms of worldwide market capitalization on July 7, 2000. The Bank of New York will be the trustee. You only may acquire, hold or transfer Market 2000+ HOLDRS in a round-lot amount of 100 Market 2000+ HOLDRS or round-lot multiples. Market 2000+ HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. For a list of the names and the number of shares of the companies that make up a Market 2000+ HOLDR, see "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS" starting on page 8. The trust will issue the additional Market 2000+ HOLDRS on a continuous basis.

    Investing in Market 2000+ HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Market 2000+ HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Market 2000+ HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Market 2000+ HOLDRS. Application has been made to list the Market 2000+ HOLDRS on the American Stock Exchange under the symbol "MKH".

    In addition to this prospectus, there is also an electronic prospectus for the Market 2000+ HOLDRS that can be accessed at www.market2000holdrs.com which contains information different from this prospectus.

                                  ----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
     Per Market 2000+ HOLDR.......................                     2%

    -----
    * Includes underwriting fee.

    For purchases of Market 2000+ HOLDRS in excess of     Market 2000+ HOLDRS,
the underwriting fee will be  %.

                                  ----------

                              Merrill Lynch & Co.
Robert W. Baird & Co.      A.G. Edwards & Sons, Inc.
                                                   First Union Securities, Inc.
Legg Mason Wood Walker                            Morgan Keegan & Company, Inc.
 Incorporated
Raymond James & Associates, Inc.
                             Sutro & Co. Incorporated Tucker Anthony Cleary Gull

                   The date of this prospectus is     , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Market 2000+ HOLDRS..........................................   8
The Trust..................................................................  15
Description of Market 2000+ HOLDRS.........................................  15
Description of the Underlying Securities...................................  16
Description of the Depositary Trust Agreement..............................  18
Federal Income Tax Consequences............................................  21
ERISA Considerations.......................................................  24
Plan of Distribution.......................................................  24
Legal Matters..............................................................  25
Where You Can Find More Information........................................  25

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Market 2000+ HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Market 2000+ HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

                                    SUMMARY

      The Market 2000+ HOLDRS Trust will be formed under the depositary trust
agreement, dated as of     , 2000 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock or American depositary shares issued by 50 specified companies that are the largest companies whose common stock or American depositary shares are listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. The number of shares of each company's common stock or American depositary shares held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." This group of common stocks or American depositary shares are collectively referred to in this prospectus as the securities or the underlying securities. Except when a reconstitution event or a distribution of securities occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS. The New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market are collectively referred to in this prospectus as U.S. stock markets.

      The trust will issue Market 2000+ HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Market 2000+ HOLDRS are separate from the underlying securities that are represented by the Market 2000+ HOLDRS.

                                  RISK FACTORS

      An investment in Market 2000+ HOLDRS involves risks similar to investing in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

     . Loss of investment. Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

     . Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily consisting of the companies with the largest market capitalization. The companies included in the Market 2000+ HOLDRS are the 50 largest companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000. After July 7, 2000, one or more of the companies may no longer have a market capitalization which is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS. In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

     . No investigation of underlying securities. The underlying securities included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Market 2000+ HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Concentration of investment. As a result of market fluctuations and/or reconstitution events, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Market 2000+ HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Market 2000+ HOLDRS may be halted if trading in one or more of the underlying securities is halted. If trading is halted in the Market 2000+ HOLDRS, you will only be able to trade Market 2000+ HOLDRS if you cancel your Market 2000+ HOLDRS and receive the underlying securities, even though there is trading in some of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Market 2000+ HOLDRS. If the Market 2000+ HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another national securities exchange or through Nasdaq within five business days from the date the Market 2000+ HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Market 2000+ HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Market 2000+ HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Market 2000+ HOLDRS, Merrill Lynch's activity in the secondary market in the underlying securities and the creation and cancellation of Market 2000+ HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Market 2000+ HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Market 2000+ HOLDRS, particularly in connection with the initial issuance of Market 2000+ HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Market 2000+ HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Market 2000+ HOLDRS will also decline.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

     . The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

             .  general market fluctuations;

             . actual or anticipated variations in companies' quarterly operating results;

             . announcements of technological innovations or new services offered by competitors of the companies included in the Market 2000+ HOLDRS;

             .  changes in financial estimates by securities analysts;

             . legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

             . announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments; and

             .  departures of key personnel.

     . The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

             .  general economic, social and political conditions;

             . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

             . differing tax rates, tariffs, exchange controls or other similar restrictions;

             .  currency fluctuations;

             . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

             . reduction in the number or capacity of personnel in international markets.

     . It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS. Some of the companies included in the Market 2000+ HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

     . Potential voting impediments may exist with respect to the ownership of American depositary shares included in the Market 2000+ HOLDRS. The Market 2000+ HOLDRS include common shares and American depositary shares. Holders of American depositary shares, including those underlying the Market 2000+ HOLDRS, may exercise voting rights with respect to the common shares represented by these American depositary shares, only in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. The deposit agreements of some American depositary shares might not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless and until they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise their voting rights as a holder of American depositary shares.

     . Many of the companies included in the Market 2000+ HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings ratio. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

            . the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

            .  an inability to adequately protect proprietary rights;

            . changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

            . the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

            An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

                       HIGHLIGHTS OF MARKET 2000+ HOLDRS

      This discussion highlights information regarding Market 2000+ HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.

Issuer.......................  Market 2000+ HOLDRS Trust.

The trust....................  The Market 2000+ HOLDRS Trust will be formed under the depositary trust agreement, dated as
                               of     , 2000 among The Bank of New York, as
                               trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Market 2000+
HOLDRS.......................  Market 2000+ HOLDRS are designed to achieve the following:

                               Diversification. Market 2000+ HOLDRS are designed to allow you to diversify your investments by holding the securities of 50 companies, which are the companies with the largest worldwide market capitalization on July 7, 2000, that are traded on a U.S. stock market through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Market
                               2000+ HOLDRS have undivided beneficial
                               ownership interests in each of the underlying securities represented by the Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

                               Transaction costs. The expenses associated with trading Market 2000+ HOLDRS are expected to be less than trading each of the underlying securities separately.


Trust assets.................  The trust will hold shares of securities issued by 50 companies that are the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. Except when a reconstitution event or a distribution of securities occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events."

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Market 2000+ HOLDRS......  The trust will issue Market 2000+ HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf. The Market 2000+ HOLDRS themselves are separate from the underlying securities that are represented by the Market 2000+ HOLDRS.

                               The specific share amounts for each round-lot of 100 Market 2000+ HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Market 2000+ HOLDR and the initial weightings of each underlying security included in the Market 2000+ HOLDRS will be approximately 2%. Because only whole share amounts are included in each round-lot of 100 Market 2000+ HOLDRS and because of fluctuations in closing market prices of the underlying securities, the initial weightings of each of the underlying securities will not be 2% and could each be significantly above or below 2%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of July 7, 2000, are set forth in the table below. However, share amounts may change during the period between July 7, 2000 and the pricing date to adjust the initial weightings of the underlying securities to provide initial weightings of each of the underlying securities that are each approximately 2%, however the actual weightings could each be significantly above or below 2%, as discussed above.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following chart provides the

                               . names of the 50 issuers of the underlying securities represented by the Market 2000+ HOLDRS,

                               .  stock ticker symbols,
                               . indicative share amounts represented by a round-lot of 100 Market 2000+ HOLDRS as of July 7, 2000,

                               . indicative weightings as of July 7, 2000, and

                               .  principal U.S. market on which the
                                  underlying securities represented by the
                                  Market 2000+ HOLDRS are traded.

                                                    Indicative            Primary U.S.
                                                      Share    Indicative   Trading
                   Name of Company           Ticker  Amounts   Weightings    Market
                   ------------------------  ------ ---------- ---------- ------------
                   America Online, Inc.       AOL       3        1.85%        NYSE
                   American International
                    Group, Inc.               AIG       2        2.70%        NYSE
                   Astrazeneca p.l.c.         AZN       4        2.11%        NYSE
                   AT&T Corp.                  T        6        2.18%        NYSE
                   BellSouth Corporation      BLS       4        1.86%        NYSE
                   BP Amoco p.l.c.            BPA       3        1.87%        NYSE
                   Bristol-Meyers Squibb
                    Company                   BMY       3        1.96%        NYSE
                   British
                    Telecommunications
                    p.l.c.                    BTY       1        1.56%        NYSE
                   Cisco Systems, Inc.        CSCO      3        2.10%       Nasdaq
                   Citigroup Inc.              C        3        2.17%        NYSE
                   The Coca-Cola Company       KO       3        1.92%        NYSE
                   Dell Computer
                    Corporation               DELL      4        2.21%       Nasdaq
                   Deutsche Telekom AG         DT       3        1.94%        NYSE
                   Eli Lilly and Company      LLY       2        2.31%        NYSE
                   EMC Corporation            EMC       2        1.69%        NYSE
                   Exxon Mobil Corporation    XOM       2        1.73%        NYSE
                   France Telecom             FTE       1        1.61%        NYSE
                   General Electric Company    GE       4        2.33%        NYSE
                   Glaxo Wellcome p.l.c.      GLX       3        1.96%        NYSE
                   Hewlett-Packard Company    HWP       1        1.37%        NYSE
                   Home Depot, Inc.            HD       3        1.92%        NYSE
                   Intel Corporation          INTC      1        1.53%       Nasdaq
                   International Business
                    Machines Corporation      IBM       2        2.29%        NYSE
                   JDS Uniphase Corporation   JDSU      2        2.24%       Nasdaq
                   Johnson & Johnson          JNJ       2        2.22%        NYSE
                   LM Ericsson Telephone
                    Company                  ERICY      9        2.14%       Nasdaq
                   Lucent Technologies Inc.    LU       3        1.87%        NYSE
                   Merck & Co., Inc.          MRK       2        1.66%        NYSE
                   Microsoft Corporation      MSFT      2        1.76%       Nasdaq
                   Morgan Stanley Dean
                    Witter & Co.              MWD       2        2.07%        NYSE
                   Nippon Telegraph and
                    Telephone Corporation     NTT       3        2.44%        NYSE
                   Nokia Corp.                NOK       3        1.76%        NYSE
                   Nortel Networks
                    Corporation                NT       3        2.34%        NYSE
                   Novartis AG                NVS       5        2.24%        NYSE
                   Oracle Corporation         ORCL      2        1.65%       Nasdaq
                   Pfizer Inc.                PFE       4        2.12%        NYSE
                   Qwest Communications
                    International Inc.         Q        3        1.82%        NYSE
                   Royal Dutch Petroleum
                    Company                    RD       3        2.08%        NYSE
                   SBC Communications Inc.    SBC       4        1.99%        NYSE
                   Sony Corporation           SNE       2        2.30%        NYSE
                   Sun Microsystems, Inc.     SUNW      2        2.04%       Nasdaq
                   Texas Instruments
                    Incorporated              TXN       3        2.26%        NYSE
                   Time Warner Inc.           TWX       2        1.78%        NYSE
                   Total Fina Elf S.A.        TOT       2        1.72%        NYSE
                   Toyota Motor Corporation    TM       2        2.06%        NYSE
                   Verizon Communications      VZ       3        1.82%        NYSE
                   Viacom Inc.                VIA       3        2.26%        NYSE
                   Vodafone Airtouch p.l.c.   VOD       4        2.11%        NYSE
                   Wal-Mart Stores Inc.       WMT       3        2.04%        NYSE
                   WorldCom, Inc.             WCOM      4        2.01%       Nasdaq

                               The actual share amounts will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Market 2000+ HOLDRS. These companies are the 50 largest companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

                               The number of outstanding Market 2000+ HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Public offering price........  The initial public offering price for 100
                               Market 2000+ HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Market 2000+ HOLDR.

Purchases....................  After the initial offering, you may acquire
                               Market 2000+ HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase Market 2000+ HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of       Market 2000+ HOLDRS
                                  or fewer, 2%.

                               .  For purchases in excess of       Market
                                  2000+ HOLDRS,   %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Market 2000+ HOLDRS made in the initial public offering.

Issuance and cancellation
fees.........................  After the initial offering, if you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite number of securities represented by a round-lot of 100 Market 2000+

                               HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.

                               If you choose to deposit underlying securities
Commissions..................  in order to receive Market 2000+ HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co., A.G. Edwards & Sons, Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated, Tucker Anthony Cleary Gull, collectively, the selling group, or another broker.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Market
 2000+ HOLDRS................
                               You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......
                               You have the right to:
                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.
                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees; any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are registered under section 12 of the Securities Exchange Act of 1934 and are listed for trading on a national securities exchange or through Nasdaq.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Market 2000+ HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. securities exchange or through Nasdaq. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. securities exchange or Nasdaq and are not listed for trading on another U.S. securities exchange or through Nasdaq within five business days from the date such securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. securities exchange or through Nasdaq will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events...........  A. The Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not
                                  listed for trading on another national
                                  securities exchange or through Nasdaq within five business days from the date the Market 2000+ HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Market 2000+ HOLDRS vote to dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
consequences.................  holder of Market 2000+ HOLDRS as directly owning the underlying securities. The Market
                               2000+ HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................  Application has been made to list the Market
                               2000+ HOLDRS on the American Stock Exchange under the symbol "MKH". Trading will take place only in round-lots of 100 Market 2000+ HOLDRS and round-lot multiples. A minimum of 150,000 Market 2000+ HOLDRS will be required to be outstanding when trading begins.

Trading......................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                               Market 2000+ HOLDRS. Bid and ask prices, however, will be quoted per single Market 2000+ HOLDRS.

Clearance and settlement.....  The trust will issue Market 2000+ HOLDRS in book-entry form. Market 2000+ HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Market 2000+ HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Market 2000+ HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Market 2000+ HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Market 2000+ HOLDRS Trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of      , 2000. The Bank of New York will
be the trustee. The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF MARKET 2000+ HOLDRS

      The trust will issue Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

      Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 50 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS."

      Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Market 2000+ HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Market 2000+ HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Market 2000+ HOLDRS will be available only in book-entry form. Owners of Market 2000+ HOLDRS may hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities of the Market 2000+ HOLDRS are the common stock and American depositary shares of a group of 50 specified companies which are the largest companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer have a market capitalization which is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." If the underlying securities change because of a reconstitution event or as a result of a distribution of securities, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Market 2000+ HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each month from October 1997 to July 7, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

1997              Value
----              ------
October..........  40.83
November.........  42.48
December.........  43.74
1998              Value
----              ------
January..........  45.44
February.........  48.12
March............  50.49
April............  51.66
May..............  50.58
June.............  53.69
July.............  54.68
August...........  47.00
September........  50.49
October..........  54.62
November.........  58.18
December.........  63.35

1999              Value
----              ------
January..........  67.61
February.........  65.91
March............  69.02
April............  69.64
May..............  68.23
June.............  72.63
July.............  71.09
August...........  70.84
September........  71.05
October..........  77.53
November.........  82.16
December.........  89.20

2000               Value
----               -----
January........... 84.53
February.......... 85.99
March............. 93.05
April............. 88.91
May............... 83.89
June.............. 88.49
July 7............ 90.10

                                    [Chart]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of    , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Market 2000+ HOLDRS.

      Issuance, transfer and surrender of Market 2000+ HOLDRS. You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS. You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS. Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are registered under section 12 of the Securities Exchange Act of 1934 and are listed for trading on a national securities exchange or through Nasdaq. You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

      Further issuances of Market 2000+ HOLDRS. The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. securities exchange or through Nasdaq. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. securities exchange or Nasdaq and are not listed for trading on another national securities exchange or through Nasdaq within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. securities exchange or through Nasdaq will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through Nasdaq within 5 business days from the date the Market 2000+ HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Market 2000+ HOLDRS. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Market 2000+ HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be a member of the selling group or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Market 2000+ HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Market 2000+ HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Market 2000+ HOLDRS

      A receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS. Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of the security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Market 2000+ HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any foreign issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    .  at least 75% of its gross income is "passive income"; or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of certain deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment, received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Market 2000+ HOLDRS. The selling group proposes to offer the Market 2000+ HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Market 2000+ HOLDRS to Robert
W. Baird & Co., A.G. Edwards & Sons, Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated, Tucker Anthony Cleary Gull at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of [ ]%. The selling group may allow to certain dealers, and the dealers may reallow, a discount on sales of Market 2000+ HOLDRS not in excess of [ ]% of the public offering price as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of Market 2000+ HOLDRS against deposit of the underlying
securities in New York, New York on     , 2000. After the initial offering, the
public offering price, concession and discount may be changed. The trust will continue to issue Market 2000+ HOLDRS in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities

Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Market 2000+ HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Market 2000+ HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Market 2000+ HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be also obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS. This prospectus relates only to Market 2000+ HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. We have not made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through July 2000. All market prices in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The primary foreign stock market on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                           AMERICA ONLINE, INC. (AOL)

      America Online, Inc. provides on-line interactive communications and services through its America Online and CompuServe worldwide Internet Web sites. AOL's Web sites offer such features as a personalized news service, electronic mail, on-line discussion groups and search applications to find information on the Web. On January 10, 2000, AOL and Time Warner Inc. entered into a merger agreement. This transaction is subject to regulatory approval and customary closing conditions.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    5 5/64  January   2 51/64 January   2 5/16  January    5 63/64 January   43 15/16 January  56 15/16
February   1 7/64  February  3 5/64  February  2 11/32 February   7 19/32 February  44 15/32 February 59 1/4
March      1 5/32  March     3 1/2   March     2 21/32 March      8 35/64 March     73 1/2   March    67 7/16
April      1 29/64 April     4       April     2 53/64 April     10       April     71 3/8   April    60 1/8
May        1 7/64  May       3 17/32 May       3 29/64 May       10 27/64 May       59 5/8   May      53 3/8
June       1 3/8   June      2 47/64 June      3 31/64 June      13 9/64  June      55       June     52 5/8
July       1 23/32 July      1 29/32 July      4 7/32  July      14 41/64 July      47 9/16  July     53 1/4
August     2 1/16  August    1 57/64 August    4 1/32  August    10 1/4   August    45 21/32
September  2 5/32  September 2 7/32  September 4 23/32 September 13 61/64 September 52 1/32
October    2 1/2   October   1 45/64 October   4 13/16 October   15 59/64 October   64 21/32
November   2 9/16  November  2 13/64 November  4 11/16 November  21 57/64 November  73
December   2 11/32 December  2 5/64  December  5 21/32 December  38 25/32 December  75 7/8

      The closing price on      was     .

                    AMERICAN INTERNATIONAL GROUP, INC. (AIG)

      American International Group, Inc. provides a broad range of insurance and insurance-related services and financial services in the United States and internationally. American International Group's primary activities include general and life insurance operations. Other significant activities include asset management services, aircraft leasing, consumer finance services, institutional, retail and direct investment fund asset management, real estate investment management services and offering retirement savings products.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- --------- -------- ---------
January    24 11/16 January   34 7/16  January   43 1/16  January   58 53/64 January    82 11/32 January  104 3/8
February   24 19/32 February  34 7/16  February  43 1/64  February  64 3/32  February   91 5/32  February  88 7/16
March      24 11/16 March     33 9/32  March     41 47/64 March     67 11/64 March      96 1/2   March    109 1/2
April      25 19/64 April     32 31/64 April     45 11/16 April     70 11/64 April      93 19/32 April    109 11/16
May        26 31/32 May       33 33/64 May       48 9/64  May       66 1/32  May        91 29/64 May      112 9/16
June       27 1/64  June      35 1/16  June      53 7/64  June      77 55/64 June       93 51/64 June     117 1/2
July       26 43/64 July      33 15/32 July      56 51/64 July      80 7/16  July       92 29/32 July     87 11/16
August     28 43/64 August    33 25/32 August    50 21/64 August    61 27/32 August     92 11/16
September  30 7/32  September 35 53/64 September 55 1/32  September 62 45/64 September  86 15/16
October    30 3/32  October   38 5/8   October   54 7/16  October   68 1/4   October   102 15/16
November   31 29/32 November  40 57/64 November  53 49/64 November  75 13/64 November  103 3/4
December   32 57/64 December  38 31/64 December  58       December  77 19/64 December  108 1/8

      The closing price on      was     .

                            ASTRAZENECA P.L.C. (AZN)

      AstraZeneca p.l.c. is a biosciences company involved in the research, development, manufacture and marketing of pharmaceutical, agricultural and specialty chemical products and the supply of healthcare services. AstraZeneca's research and products focus on several areas, including cancer, cardiovascular, the central nervous system, gastrointestinal, infection, pain control, anesthesia and respiratory. Shares of AstraZeneca also trade on the London International Stock Exchange.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- -------- -------
January    13 61/64 January   19 29/64 January   28 3/4   January   39 11/16 January   47      January  38
February   13 51/64 February  19 11/64 February  29 21/64 February  44 5/16  February  41 1/16 February 33 1/8
March      14 1/8   March     21 1/4   March     28 21/64 March     43 53/64 March     47 1/16 March    40 1/2
April      14 35/64 April     20 59/64 April     30 1/8   April     43 7/8   April     39 1/4  April    42 1/8
May        15       May       21 3/8   May       30 35/64 May       41 3/8   May       39 3/8  May      42 1/16
June       17 5/64  June      22 23/64 June      33 5/64  June      43 7/8   June      39 3/16 June     46 1/2
July       17 51/64 July      21 37/64 July      33 19/64 July      38 13/16 July      36 3/4  July     42 3/4
August     17 1/4   August    24 3/64  August    31 53/64 August    36 1/2   August    39 3/8
September  18 11/64 September 24 3/4   September 32 35/64 September 35       September 42 1/4
October    18 51/64 October   27 11/64 October   31 51/64 October   39 1/8   October   45 3/4
November   20 3/8   November  27 43/64 November  32 1/16  November  42       November  44 1/2
December   19 29/64 December  28       December  36       December  44 7/8   December  41 3/4

      The closing price on      , was     .

                                 AT&T CORP. (T)

      AT&T Corp. provides voice, data, and video communications services to residential consumers, large and small businesses and government entities in the United States. AT&T has also entered into alliances with international telecommunications service providers throughout the world to broaden the geographic range of its service offerings. AT&T provides domestic and international long-distance, regional, local and wireless telecommunications services, cable television and Internet communications transmission services and professional consulting services, providing clients with recommendations for future investments in new telecommunications-related technologies and assisting with the implementation of these technologies. AT&T also provides billing, directory and calling card services to support its communications business. AT&T markets and sells many of its services through its own direct sales force.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    23 25/32 January   31 57/64 January   26 1/4   January   41 3/4   January   60 1/2   January  52 3/4
February   24 5/8   February  30 11/32 February  26 37/64 February  40 43/64 February  54 3/4   February 49 3/8
March      24 11/16 March     29 5/32  March     23 1/4   March     43 53/64 March     53 13/64 March    56 5/16
April      24 13/64 April     29 7/32  April     22 21/64 April     40 5/64  April     50 1/2   April    46 5/8
May        24 13/64 May       29 3/4   May       24 1/2   May       40 37/64 May       55 1/2   May      34 11/16
June       25 9/32  June      29 37/64 June      23 3/8   June      38 5/64  June      55 13/16 June     31 13/16
July       25 5/32  July      24 59/64 July      24 35/64 July      40 37/64 July      52 1/8   July     30 15/16
August     27 1/64  August    25 3/64  August    26       August    33 27/64 August    45
September  31 23/64 September 24 59/64 September 29 1/2   September 38 61/64 September 43 1/2
October    30 17/32 October   23 21/64 October   32 37/64 October   41 43/64 October   46 3/4
November   31 27/64 November  26 11/64 November  37 1/4   November  41 29/64 November  55 7/8
December   30 57/64 December  28 59/64 December  40 7/8   December  50 1/2   December  50 13/16

      The closing price on      was   .

                          BELLSOUTH CORPORATION (BLS)

      BellSouth Corporation provides a broad range of telecommunications services in the United States and international wireless telecommunications services. BellSouth's operations are divided into wireline communications, domestic wireless, international wireless and advertising and publishing operating segments. Its wireline communications segment offers local exchange, network access, long-distance and data services in the southeastern United States and its domestic wireless segment offers a broad range of cellular services in a similar service area. BellSouth, through its international wireless segment, has entered into ventures in India, Israel and throughout Central and South America to provide cellular services and technology. The advertising and publishing segment prints and sells advertising in telephone directories. BellSouth markets and sells its products primarily through its own direct sales force.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    14 13/16 January   21 7/16  January   22 3/16  January   30 9/32  January   44 5/8   January  47 1/16
February   14 23/32 February  19 15/16 February  23 7/16  February  30 15/32 February  46 1/2   February 40 9/16
March      14 7/8   March     18 1/2   March     21 1/16  March     33 23/32 March     40 1/16  March    46 7/8
April      15 9/32  April     20       April     22 1/4   April     32 3/32  April     44 1/2   April    48 11/16
May        15 9/32  May       20 5/16  May       22 11/16 May       32 1/4   May       47 3/16  May      46 11/16
June       15 7/8   June      21       June      23 3/16  June      33 9/16  June      46 1/8   June     42 5/8
July       16 15/16 July      20 1/2   July      23 11/16 July      34 3/8   July      48 1/16  July     39 13/16
August     17 3/16  August    18 1/8   August    22       August    34 9/32  August    45 1/4
September  18 9/32  September 18 1/2   September 23 1/8   September 37 5/8   September 45
October    19 1/8   October   20 3/8   October   23 21/32 October   39 25/32 October   45
November   19 7/16  November  20 3/16  November  27 3/8   November  43 5/8   November  46 1/16
December   21 3/4   December  20 1/4   December  28 5/32  December  49 7/8   December  46 13/16

      The closing price on      was    .

                             BP AMOCO P.L.C. (BPA)

      BP Amoco p.l.c. develops and markets oil and petroleum products throughout the world and is involved in exploration, oil field development and the manufacture of petroleum-based chemical products. BP Amoco's main businesses include: oil and natural gas exploration; pipeline transportation; gas processing and gas marketing; oil supply and trading; refining and marketing and petrochemical manufacturing and marketing. Shares of BP Amoco also trade on the London International Stock Exchange.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    19 13/32 January   24 13/32 January   35 13/32 January   40 5/32  January   40 9/16  January  53 3/4
February   19 1/8   February  25 3/32  February  33 3/32  February  41 11/32 February  42 1/2   February 47 1/16
March      20 15/16 March     26 9/16  March     34 5/16  March     43 1/32  March     50 1/2   March    53 1/4
April      21 17/32 April     27 5/16  April     34 13/32 April     47 1/4   April     56 19/32 April    51
May        21 11/32 May       26 11/32 May       36 7/32  May       44 7/32  May       53 19/32 May      54 9/16
June       21 13/32 June      26 23/32 June      37 7/16  June      44 1/8   June      54 1/4   June     56 5/8
July       22 11/16 July      27 15/32 July      41 7/32  July      40 1/8   July      57 15/16 July     52 5/16
August     22 17/32 August    29 7/16  August    42 5/16  August    36 9/16  August    55 59/64
September  22 15/32 September 31 1/4   September 45 13/32 September 43 19/32 September 55 13/32
October    22 1/16  October   32 5/32  October   43 7/8   October   44 1/4   October   57 3/4
November   23 29/32 November  34 5/8   November  41 1/2   November  46 1/16  November  60 15/16
December   25 17/32 December  35 11/32 December  39 27/32 December  45 3/8   December  59 5/16

      The closing price on      was     .

                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

      Bristol-Myers Squibb Company is a diversified health and personal care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines, such as analgesics; personal care, such as skin and hair care products, cold remedies and deodorants; nutritional products; medical devices; and beauty care products. Bristol-Myers markets and sells its products internationally to the retail and wholesale markets and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----    -------    ----   -------
January    15 3/8   January   22 1/8   January   31 11/16 January   49 27/32 January   64 1/8   January  66 1/4
February   15 15/32 February  21 9/32  February  32 5/8   February  50 3/32  February  62 31/32 February 57 1/4
March      15 23/32 March     21 13/32 March     29 1/2   March     52 5/32  March     64 1/8   March    58
April      16 19/32 April     20 9/16  April     32 3/4   April     52 15/16 April     63 9/16  April    52 7/16
May        16 9/32  May       21 11/32 May       36 11/16 May       53 3/4   May       68 3/4   May      55 1/16
June       17 1/32  June      22 1/2   June      40 1/2   June      57 15/32 June      70 7/16  June     58 1/4
July       17 5/16  July      21 21/32 July      39 5/32  July      56 31/32 July      66 1/2   July     49 3/8
August     17 3/16  August    21 15/16 August    38       August    48 15/16 August    70 3/8
September  18 7/32  September 2 3/8    September 41 3/8   September 51 15/16 September 67 1/2
October    19 1/16  October   26 7/16  October   43 15/16 October   55 11/32 October   76 13/16
November   20 1/16  November  28 7/16  November  46 13/16 November  61       November  73
December   21 15/32 December  27 1/4   December  47 5/16  December  66 29/32 December  64 3/16

      The closing price on      was   .

                    BRITISH TELECOMMUNICATIONS P.L.C. (BTY)

      British Telecommunications p.l.c. provides telecommunication services, including long-distance and international service. British Telecommunications also manages private networks and offers wireless communication services. British Telecommunications operates in Europe, North America and the Asia-Pacific region. Shares of British Telecommunications also trade on the London International Stock Exchange.

           Closing           Closing           Closing             Closing             Closing           Closing
  1995      Price    1996     Price    1997     Price     1998      Price     1999      Price     2000    Price
  ----     -------   ----    -------   ----    -------    ----     -------    ----     -------    ----   -------
January    62 7/8  January   53 7/8  January   68 1/2   January   95 3/8    January   155 7/8   January  196
February   59 3/4  February  56 7/8  February  69 3/4   February  101       February  175 5/8   February 178 1/4
March      63 1/4  March     56 5/8  March     70       March     109 3/8   March     164 3/16  March    188 1/8
April      62 1/2  April     55      April     73 5/8   April     108 7/16  April     167 3/4   April    183
May        63 1/8  May       54 3/4  May       73 3/8   May       104 3/8   May       168       May      145 3/4
June       62 3/4  June      53 3/4  June      74 1/4   June      123 1/2   June      171 1/4   June     132 1/4
July       63 1/2  July      56 1/2  July      70 13/16 July      146 7/8   July      176       July     133 1/8
August     62 3/4  August    58 5/8  August    64 11/16 August    127 15/16 August    154 1/8
September  62 5/8  September 55 7/8  September 66 5/8   September 133 1/16  September 154 15/16
October    59 1/2  October   57 5/8  October   77 3/16  October   130 1/8   October   180
November   57 7/8  November  63 5/8  November  78       November  138 1/4   November  204 1/2
December   56 1/2  December  68 5/8  December  80 5/16  December  151 11/16 December  238

      The closing price on      was   .

                           CISCO SYSTEMS, INC. (CSCO)

      Cisco Systems, Inc. develops and markets hardware and software products which link computer networks both internally and externally, and provides worldwide networking capability for the Internet. Cisco produces a range of products which connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products worldwide through several channels including its own direct sales force, distributors, value-added resellers, service providers and system integrators.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------    ----    -------    ----   -------
January    1 55/64 January   4 5/8   January   7 3/4   January   10 33/64 January   27 57/64 January  54 3/4
February   1 7/8   February  5 9/32  February  6 3/16  February  10 63/64 February  24 29/64 February 66 3/32
March      2 1/8   March     5 5/32  March     5 11/32 March     11 25/64 March     27 25/64 March    77 5/16
April      2 7/32  April     5 49/64 April     5 3/4   April     12 13/64 April     28 33/64 April    69 21/64
May        2 7/16  May       6 5/64  May       7 17/32 May       12 39/64 May       27 1/4   May      56 15/16
June       2 13/16 June      6 19/64 June      7 29/64 June      15 11/32 June      32 1/4   June     63 9/16
July       3 3/32  July      5 3/4   July      8 27/32 July      15 61/64 July      31 1/16  July     65 7/16
August     3 41/64 August    5 55/64 August    8 3/8   August    13 41/64 August    33 29/32
September  3 53/64 September 6 57/64 September 8 1/8   September 15 29/64 September 34 9/32
October    4 5/16  October   6 7/8   October   9 7/64  October   15 3/4   October   37
November   4 43/64 November  7 35/64 November  9 37/64 November  18 27/32 November  44 19/32
December   4 9/64  December  7 1/16  December  9 19/64 December  23 13/64 December  53 9/16

      The closing price on     was    .

                               CITIGROUP INC. (C)

      Citigroup Inc. operates businesses that provide a range of financial services to consumer and corporate customers in the United States and internationally. Citigroup's consumer activities include banking, lending and investment services. Its corporate and investment banking activities provide corporations, governments, institutions and investors with financial products and securities underwriting services. Citigroup's investment management and private banking activities include asset management services to mutual funds, institutional and individual investors and personalized wealth management services.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     8 3/16  January   14 39/64 January   23 9/32  January   33 3/64  January   37 3/8   January  57
February    8 41/64 February  14 55/64 February  23 53/64 February  37 5/64  February  39 11/64 February 51 13/16
March       8 37/64 March     14 43/64 March     21 21/64 March     40       March     42 37/64 March    59 7/8
April       9 3/16  April     13 43/64 April     24 43/64 April     40 51/64 April     49 59/64 April    59 9/16
May         9 23/64 May       13 53/64 May       24 7/16  May       40 53/64 May       44 11/64 May      62 3/16
June        9 23/32 June      15 13/64 June      28 1/32  June      40 27/64 June      47 1/2   June     60 7/16
July       10 17/32 July      14 5/64  July      31 31/32 July      44 53/64 July      44 9/16  July     70 1/2
August     10 43/64 August    14 29/64 August    28 7/32  August    29 37/64 August    44 7/16
September  11 13/16 September 16 3/8   September 30 23/64 September 25       September 44
October    11 7/32  October   18 5/64  October   31 7/64  October   31 21/64 October   54 1/4
November   13 7/32  November  20       November  33 59/64 November  33 1/2   November  53 7/8
December   13 59/64 December  20 11/64 December  35 59/64 December  33 1/8   December  55 11/16

      The closing price on       was    .

                           THE COCA-COLA COMPANY (KO)

      The Coca-Cola Company manufactures and sells carbonated and non-carbonated beverages, including fountain-drink syrups, finished beverages and juice products. Coca-Cola is the largest manufacturer, distributor and marketer of soft drink concentrates and syrups in the world. Coca-Cola's beverage brands include Coke, Diet Coke, Sprite, Fanta, Minute Maid juices and Dasani water. Coca-Cola markets and sells its soft drinks, concentrates and syrups to third-party bottlers and wholesalers who package the products with Coca-Cola trademarks, and through its own direct sales force and third-party distributors.

           Closing            Closing            Closing            Closing           Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price    1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- ------- --------- -------- -------- --------
January    26 1/4   January   37 11/16 January   57 7/8   January   64 3/4  January   65 5/16  January  57 7/16
February   27 1/2   February  40 3/8   February  61       February  68 5/8  February  63 7/8   February 48 5/8
March      28 3/16  March     41 3/8   March     55 3/4   March     77 7/16 March     61 3/8   March    46 15/16
April      29 1/16  April     40 3/4   April     63 5/8   April     75 7/8  April     68 1/16  April    47 1/4
May        30 13/16 May       46       May       68 1/2   May       78 3/8  May       68 1/2   May      53 3/8
June       31 7/8   June      49       June      68       June      85 1/2  June      62       June     57 7/16
July       32 13/16 July      46 7/8   July      69 1/8   July      80 1/2  July      60 9/16  July     61 5/16
August     32 1/8   August    50       August    57 5/16  August    65 1/8  August    59 13/16
September  34 1/2   September 50 7/8   September 61       September 57 5/8  September 48 1/4
October    35 15/16 October   50 1/2   October   56 5/8   October   67 9/16 October   59
November   37 7/8   November  51 1/8   November  62 1/2   November  70 1/16 November  67 3/16
December   37 1/8   December  52 5/8   December  66 11/16 December  67      December  58 1/4

      The closing price on     was    .

                        DELL COMPUTER CORPORATION (DELL)

      Dell Computer Corporation develops, manufacturers and markets information processing products, including desktop and notebook computers, network servers, storage products, hardware and software. Dell's customers include corporations, institutions, organizations and individual consumers. Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service. Dell markets and sells Dell products and services directly to its customers.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------    ----   -------
January      43/64 January    55/64  January    4 9/64  January   12 7/16  January   50       January  38 7/16
February     21/32 February  1 5/64  February   4 29/64 February  17 31/64 February  40 1/16  February 40 13/16
March        11/16 March     1 3/64  March      4 15/16 March     16 15/16 March     40 7/8   March    53 15/16
April        55/64 April     1 7/16  April      5 15/64 April     20 3/16  April     41 3/16  April    50 1/8
May          25/32 May       1 47/64 May        7 1/32  May       20 39/64 May       34 7/16  May      43 1/8
June         15/16 June      1 19/32 June       7 11/32 June      23 13/64 June      37       June     49 5/16
July       1 1/64  July      1 47/64 July      10 11/16 July      27 5/32  July      40 7/8   July     43 15/16
August     1 13/64 August    2 2/32  August    10 17/64 August    25       August    48 13/16
September  1 21/64 September 2 7/16  September 12 7/64  September 32 7/8   September 41 13/16
October    1 29/64 October   2 35/64 October   10 1/64  October   32 3/4   October   40 1/8
November   1 25/64 November  3 11/64 November  10 17/32 November  30 13/32 November  43
December   1 5/64  December  3 21/64 December  10 1/2   December  36 19/32 December  51

      The closing price on       was    .

                            DEUTSCHE TELEKOM AG (DT)

      Deutsche Telekom AG is a full-service telecommunications company that provides public fixed-line voice telephony, mobile communications and cable television and radio programming primarily in Germany and in parts of Europe. Deutsche Telekom also offers some of these services outside of Europe. Deutsche Telekom operates T-Online, an Internet service provider in Europe, and also provides leased lines, text and data services, corporate network services and telephone directory assistance. Shares of Deutsche Telekom also trade on the Frankfurt Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----   -------
January      *     January      *    January   18 5/8  January   17 1/2  January   45 1/4   January  69 5/8
February     *     February     *    February  19 3/8  February  20      February  45 5/8   February 84 5/16
March        *     March        *    March     21 7/8  March     22 1/16 March     40 7/16  March    80 1/4
April        *     April        *    April     21 1/2  April     25 5/16 April     38 3/4   April    67 1/2
May          *     May          *    May       22 3/4  May       27 1/4  May       39 9/16  May      61 3/4
June         *     June         *    June      24 1/8  June      27 1/2  June      42 1/4   June     56 3/4
July         *     July         *    July      23 3/8  July      29 9/16 July      40 7/16  July     43 1/2
August       *     August       *    August    20 1/16 August    24      August    44 3/8
September    *     September    *    September 19 1/16 September 29 7/16 September 41 13/16
October      *     October      *    October   19 7/16 October   27 1/4  October   46
November     *     November  21 3/8  November  20 7/16 November  28 5/16 November  56 7/8
December     *     December  20 3/8  December  18 5/8  December  32 3/4  December  71

      The closing price on       was      .

                          ELI LILLY AND COMPANY (LLY)

      Eli Lilly and Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Prozac, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own sales force. The animal health products are marketed by its own direct sales force to distributors and feed manufacturers.

           Closing            Closing           Closing            Closing            Closing           Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------    ----    -------   ----    -------    ----    -------    ----    -------    ----   -------
January    16 15/32 January   28 5/8  January   43 9/16  January   67 5/8   January   93 11/16 January   66 7/8
February   16 3/4   February  30 5/16 February  43 11/16 February  65 13/16 February  94 1/2   February  59 7/16
March      18 9/324 March     32 1/2  March     41 1/8   March     59 5/8   March     84 7/8   March     62 5/8
April      18 11/16 April     29 9/16 April     43 15/16 April     69 9/16  April     73 5/8   April     77 1/8
May        18 21/32 May       32 1/8  May       46 1/2   May       61 3/8   May       71 7/16  May       76 1/8
June       19 5/8   June      32 1/2  June      54 21/32 June      66 1/4   June      71 5/8   June      99 7/8
July       19 9/164 July      28      July      56 1/2   July      67 1/4   July      65 11/16 July     103 7/8
August     20 15/32 August    28 5/8  August    52 5/16  August    65 3/4   August    74 5/8
September  22 15/32 September 32 1/4  September 60 1/2   September 78 5/16  September 64 3/16
October    24 5/32  October   35 1/4  October   67 1/16  October   81       October   68 7/8
November   24 7/8   November  38 1/4  November  63       November  89 11/16 November  72 11/64
December   28 1/8   December  36 1/2  December  69 5/8   December  88 7/8   December  66 1/2

      The closing price on       was    .

                             EMC CORPORATION (EMC)

      EMC Corporation develops, manufactures and markets business storage systems and software. EMC's system and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share and protect its critical information. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------    ----    -------    ----   -------
January    2 21/64 January   2 25/64 January   4 47/64 January    8 9/64  January   27 7/32  January  53 5/8
February   2 9/64  February  2 3/4   February  4 1/2   February   9 7/16  February  25 19/32 February 59 1/2
March      2 3/32  March     2 23/32 March     4 7/16  March      9 29/64 March     31 15/16 March    63
April      2 27/64 April     2 9/16  April     4 35/64 April     11 9/16  April     27 15/64 April    69 3/4
May        2 7/8   May       2 3/4   May       4 63/64 May       10 23/64 May       25 7/64  May      58 5/32
June       3 1/32  June      2 5/16  June      4 7/8   June      11 13/64 June      27 1/2   June     77
July       2 55/64 July      2 7/16  July      6 21/64 July      12 1/4   July      30 7/32  July     85 5/8
August     2 9/16  August    2 13/32 August    6 25/64 August    11 1/8   August    29 15/16
September  2 17/64 September 2 13/16 September 7 19/64 September 14 11/32 September 35 11/16
October    1 15/16 October   3 9/32  October   7       October   16 3/32  October   36 1/2
November   2 15/64 November  4 1/32  November  7 37/64 November  18 1/8   November  41 27/32
December   1 59/64 December  4 9/64  December  6 55/64 December  21 1/4   December  54 5/8

      The closing price on     was   .

                         EXXON MOBIL CORPORATION (XOM)

      Exxon Mobil Corporation develops and markets energy products in the United States and internationally. Exxon Mobil is engaged in the exploration, production, transportation and sale of oil, natural gas and petroleum products. In addition, Exxon Mobil manufactures petrochemicals, packaging films and specialty chemicals. Exxon Mobil also participates in coal and mineral mining and electric power generation.

           Closing            Closing           Closing            Closing           Closing          Closing
  1995      Price     1996     Price    1997     Price     1998     Price    1999     Price    2000    Price
  ----     -------    ----    -------   ----    -------    ----    -------   ----    -------   ----   -------
January    31 1/4   January   40 1/8  January   51 13/16 January   59 5/16 January   70 1/4  January  83 7/16
February   31 15/16 February  39 3/4  February  50 1/8   February  63 3/4  February  66 9/16 February 75 5/16
March      33 5/16  March     40 3/4  March     53 7/8   March     67 5/8  March     70 9/16 March    77 15/16
April      34 3/4   April     42 1/2  April     56 5/8   April     73 1/16 April     83 1/16 April    77 11/16
May        35 11/16 May       42 3/8  May       59 1/4   May       70 1/2  May       79 7/8  May      83 5/16
June       35 5/16  June      43 7/16 June      61 1/4   June      71 3/8  June      77 1/8  June     78 1/2
July       36 1/4   July      41 1/8  July      64 1/4   July      70 1/4  July      79 3/8  July     79 63/64
August     34 3/8   August    40 3/4  August    61 3/16  August    65 7/16 August    78 7/8
September  36 1/8   September 41 5/8  September 64 1/16  September 70 5/8  September 76
October    38 3/16  October   44 5/16 October   61 7/16  October   71 5/8  October   74 1/16
November   38 11/16 November  47 3/16 November  61       November  75      November  79 5/16
December   40 1/4   December  49      December  61 3/16  December  73 1/8  December  80 9/16

      The closing price on     was    .

                              FRANCE TELECOM (FTE)

      France Telecom provides a broad range of telecommunications services to residential, professional and large business customers, primarily in France. It also provides services in Europe, North and Latin America and the Asia-Pacific region. France Telecom is also a mobile telecommunications service provider, offering a wide range of telephony and paging services. In addition to providing wireline and wireless communications services, France Telecom provides voice, data and image transmission. Shares of France Telecom also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing             Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- ---------
January       *    January      *    January      *    January   42 1/8   January    93       January  132 1/8
February      *    February     *    February     *    February  48 7/16  February   91 5/16  February 164 1/2
March         *    March        *    March        *    March     53 1/4   March      80 11/16 March    176 15/16
April         *    April        *    April        *    April     54 5/8   April      81       April    158 15/16
May           *    May          *    May          *    May       56 5/16  May        77 1/2   May      145 1/16
June          *    June         *    June         *    June      69 9/16  June       77       June     142 1/2
July          *    July         *    July         *    July      67       July       71 3/8   July     129
August        *    August       *    August       *    August    71 1/8   August     78 1/2
September     *    September    *    September    *    September 58 3/4   September  87 1/16
October       *    October      *    October   37 7/8  October   70 5/16  October    96 3/4
November      *    November     *    November  36 1/4  November  68 1/4   November  116 1/16
December      *    December     *    December  36      December  78 15/16 December  133 1/2

      The closing price on     was    .

                         GENERAL ELECTRIC COMPANY (GE)

      General Electric Company is a diversified industrial corporation, whose products include appliances, lighting products, aircraft engines and plastics. General Electric also offers electrical product supply services, electrical apparatus installation, engineering, repair and rebuilding services, and computer-related information services. Through its subsidiary, the National Broadcasting Company, Inc. (NBC), General Electric delivers network television services, operates television stations and provides cable, Internet and multimedia programming and distribution services. Through its subsidiary, General Electric Capital Services, Inc., it offers a range of financial and related services.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     8 37/64 January   12 51/64 January   17 1/4   January   25 53/64 January   34 61/64 January  44 43/64
February    9 1/8   February  12 37/64 February  17 9/64  February  25 59/64 February  33 7/16  February 44 1/8
March       9       March     12 63/64 March     16 35/64 March     28 47/64 March     36 7/8   March    51 7/8
April       9 21/64 April     12 7/8   April     18 1/2   April     28 25/64 April     35 1/8   April    52 27/64
May         9 43/64 May       13 51/64 May       20 1/8   May       27 51/64 May       33 57/64 May      52 5/8
June        9 25/64 June      14 29/64 June      21 43/64 June      30 19/64 June      37 43/64 June     52 3/8
July        9 53/64 July      13 45/64 July      23 3/8   July      29 13/16 July      36 21/64 July     51 11/16
August      9 13/16 August    13 55/64 August    20 55/64 August    26 43/64 August    37 7/16
September  10 5/8   September 15 11/64 September 22 11/16 September 26 33/64 September 39 33/64
October    10 35/64 October   16 1/8   October   21 35/64 October   29 11/64 October   45 11/64
November   11 3/16  November  17 21/64 November  24 5/8   November  30 1/8   November  43 3/8
December   12       December  16 31/64 December  24 29/64 December  34       December  51 37/64

      The closing price on     was    .

                          GLAXO WELLCOME P.L.C. (GLX)

      Glaxo Wellcome p.l.c. is an international pharmaceutical company that develops, manufactures and markets prescription and non-prescription medicines. Glaxo Wellcome has 48 principal medicine products grouped into the therapeutic areas of respiratory, bacterial infections, viral infections, neurology and psychiatry, gastrointestinal, cancer, cardiovascular, dermatologicals and anesthesia. Shares of Glaxo Wellcome also trade on the London International Stock Exchange.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------    ----   -------
January    19 5/8  January   29 1/8  January   31 7/8   January   53 13/16 January   67 7/8   January  52 3/4
February   20      February  27 3/8  February  33 7/8   February  54 5/16  February  64 1/16  February 48 3/4
March      22 7/8  March     25      March     35 3/8   March     54 1/8   March     66 15/16 March    57 5/16
April      23 5/8  April     24 1/4  April     39 3/8   April     56 9/16  April     58       April    62 13/16
May        23 1/8  May       26 1/8  May       40 1/4   May       53 15/16 May       56 1/4   May      56 5/16
June       24 3/8  June      26 3/4  June      41 13/16 June      59 13/16 June      56 5/8   June     57 13/16
July       23 7/8  July      27 3/4  July      42 1/2   July      60 13/16 July      52 3/16  July     57 1/8
August     23 3/4  August    28 1/2  August    39 15/16 August    55 3/8   August    52 15/16
September  24 1/8  September 31 1/8  September 44 15/16 September 57 1/8   September 52
October    27      October   31 1/2  October   42 37/64 October   62 1/4   October   59 7/8
November   26 5/8  November  32 7/8  November  45 11/16 November  63 1/2   November  59 7/16
December   28 1/8  December  31 3/4  December  47 7/8   December  69 1/2   December  55 7/8

      The closing price on     was    .

                         HEWLETT- PACKARD COMPANY (HWP)

      Hewlett-Packard Company designs, manufactures and services equipment and systems to be used for measurement, calculation and communications. Hewlett-Packard products include personal computers, printers, calculators, medical electronic equipment and computer systems. Hewlett-Packard's services include systems integration, network systems, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers.

           Closing            Closing            Closing           Closing             Closing           Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999      Price     2000    Price
  ----     -------    ----    -------    ----    -------   ----    -------    ----     -------    ----   -------
January    25 1/8   January   42 3/8   January   52 5/8  January   60 1/8   January    78 3/8   January  108 1/4
February   28 3/4   February  50 3/8   February  56 1/8  February  67       February   66 7/16  February 134 1/2
March      30 3/32  March     47 1/16  March     53 3/8  March     63 3/8   March      67 13/16 March    132 9/16
April      33 1/16  April     52 15/16 April     52 1/2  April     75 3/8   April      78 7/8   April    135
May        33       May       53 1/4   May       51 1/2  May       62 5/16  May        94 5/16  May      120 3/16
June       37 1/4   June      49 13/16 June      56      June      59 7/8   June      100 1/2   June     124 7/8
July       38 15/16 July      44       July      70      July      55 1/2   July      104 11/16 July     109 3/16
August     40       August    43 3/4   August    61 1/2  August    48 9/16  August    105 3/8
September  41 11/16 September 48 3/4   September 69 9/16 September 52 15/16 September  90 3/4
October    46 5/16  October   44 1/8   October   61 5/8  October   60 1/4   October    74 3/16
November   41 1/2   November  53 7/8   November  61 1/8  November  62 9/16  November   94 7/8
December   41 7/8   December  50 1/4   December  62 3/8  December  68 5/16  December  113 3/4

      The closing price on     was    .

                             HOME DEPOT, INC. (HD)

      Home Depot, Inc. is a home improvement retailer that operates in the United States, Canada and Latin America. Home Depot stores sell building materials, home improvement products and lawn and garden products. In addition, Home Depot operates mail order businesses that offer maintenance and repair products and wallpaper and custom window treatments.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    10 25/64 January   10 7/32  January   11       January   20 11/64 January   40 21/64 January  56 5/8
February    9 31/32 February   9 39/64 February  12 9/64  February  21 19/64 February  39 51/64 February 57 1/2
March       9 53/64 March     10 39/64 March     11 57/64 March     22 35/64 March     41 1/2   March    64 1/2
April       9 9/32  April     10 17/32 April     12 57/64 April     23 15/64 April     39 53/64 April    56 1/2
May         9 1/4   May       11 23/64 May       14 1/32  May       26 3/16  May       37 45/64 May      48 13/16
June        9 1/16  June      12       June      15 21/64 June      27 11/16 June      42 61/64 June     49 15/16
July        9 25/32 July      11 3/16  July      16 39/64 July      27 59/64 July      42 35/64 July     51 3/4
August      8 57/64 August    11 13/16 August    15 47/64 August    25 27/64 August    41
September   8 55/64 September 12 41/64 September 17 3/8   September 26 21/64 September 45 3/4
October     8 9/32  October   12 3/16  October   18 37/64 October   29 3/64  October   50 1/2
November    9 55/64 November  11 37/64 November  18 11/16 November  33 11/64 November  52 51/64
December   10 39/64 December  11 9/64  December  19 5/8   December  40 51/64 December  68 3/4

      The closing price on        was   .

                            INTEL CORPORATION (INTC)

      Intel Corporation designs, manufactures and markets microprocessors, chips, memory products, software and networking and communications equipment. Intel also produces semiconductor integrated circuits used to process information. Intel markets and sells its products to original equipment manufacturers of computer systems, Internet service providers, businesses and individuals though its own direct sales force.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January     8 43/64 January   13 13/16 January   40 9/16  January   40 1/2   January   70 15/32 January   98 15/16
February    9 31/32 February  14 45/64 February  35 15/32 February  44 27/32 February  59 31/32 February 113
March      10 39/64 March     14 7/32  March     34 25/32 March     39 1/32  March     59 7/16  March    131 15/16
April      12 51/64 April     16 15/16 April     38 9/32  April     40 13/32 April     61 3/16  April    126 13/16
May        14 1/32  May       18 7/8   May       37 7/8   May       35 23/32 May       54 1/16  May      124 11/16
June       15 53/64 June      18 23/64 June      35 29/64 June      37 1/16  June      59 1/2   June     133 11/16
July       16 1/4   July      18 25/32 July      45 29/32 July      42 7/32  July      69       July      66 3/4
August     15 11/32 August    19 61/64 August    46 1/16  August    35 19/32 August    82 3/16
September  15 1/32  September 23 55/64 September 46 5/32  September 42 7/8   September 74 5/16
October    17 15/32 October   27 15/32 October   38 1/2   October   44 19/32 October   77 7/16
November   15 7/32  November  31 23/32 November  38 13/16 November  53 13/16 November  76 11/16
December   14 3/16  December  32 47/64 December  35 1/8   December  59 9/32  December  82 5/16

      The closing price on       was    .

               INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

      International Business Machines Corporation develops, manufactures and markets information processing products and services, such as computers, software, network systems and network management services. IBM's business is divided into several main segments including technology, systems, products, services, software and financing. IBM operates in more than 150 countries and markets and sells its products through its worldwide sales and distribution organization and through third-party distributors and resellers.

           Closing            Closing            Closing            Closing             Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000    Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----     -------    ----   -------
January    18 1/32  January   27 1/8   January   39 7/32  January   49 3/8   January    91 5/8   January  112 1/4
February   18 13/16 February  30 21/32 February  35 15/16 February  52 7/32  February   84 7/8   February 102 3/4
March      20 17/32 March     27 13/16 March     34 5/16  March     51 15/16 March      88 5/8   March    118
April      23 21/32 April     26 15/16 April     40 1/8   April     57 15/16 April     104 19/32 April    111 1/2
May        23 1/4   May       26 11/16 May       43 1/4   May       58 3/4   May       116       May      107 5/16
June       24       June      24 3/4   June      45 1/8   June      57 13/32 June      129 1/4   June     109 9/16
July       27 7/32  July      26 7/8   July      52 7/8   July      66 1/4   July      125 11/16 July     112 1/4
August     25 27/32 August    28 19/32 August    50 11/16 August    56 5/16  August    124 9/16
September  23 5/8   September 31 1/8   September 53       September 64 1/4   September 121
October    24 5/16  October   32 1/4   October   49 1/4   October   74 1/4   October    98 1/4
November   24 5/32  November  39 27/32 November  54 3/4   November  82 9/16  November  103 1/16
December   22 27/32 December  37 7/8   December  52 5/16  December  92 3/16  December  107 7/8

      The closing price on      was     .

                        JDS UNIPHASE CORPORATION (JDSU)

      JDS Uniphase Corporation designs, develops and markets the components which provide the framework for fiber optic networks. Fiber optic networks are designed to provide faster and more efficient data and information transmission than traditional copper wiring. JDS Uniphase's components are sold primarily to telecommunications and cable television system providers. JDS Uniphase also designs, manufactures and markets laser technology products for its customers in the biotechnology, industrial process control, graphics, printing and semiconductor equipment industries. JDS Uniphase markets and sells its products primarily through its own direct sales force. On July 10, 2000, JDS Uniphase and SDL Inc. announced that they entered into a merger agreement. This transaction is subject to stockholder and regulatory approval and customary closing conditions.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January    7/16    January   1 3/32  January   2 47/64 January   4 19/32 January   11 25/64 January  101 31/32
February   35/64   February  1 7/32  February  2 3/64  February  5 1/64  February  11 1/64  February 131 15/16
March      39/64   March     1 7/32  March     2 5/16  March     5 17/64 March     14 25/64 March    120 9/16
April      5/8     April     1 21/32 April     2 31/64 April     6 25/32 April     15 11/64 April    103 3/4
May        5/8     May       2 3/64  May       3 9/32  May       6 3/8   May       16 3/4   May      88
June       43/64   June      2 7/32  June      3 41/64 June      7 27/32 June      20 3/4   June     119 7/8
July       45/64   July      1 5/8   July      4 17/64 July      6 1/4   July      22 19/32 July     118 1/8
August     63/64   August    2 21/64 August    4 17/64 August    5       August    26 33/64
September  1 7/64  September 2 41/64 September 4 31/32 September 5 1/8   September 28 29/64
October    59/64   October   3 1/64  October   4 13/64 October   6 11/64 October   41 23/32
November   1 7/14  November  3 23/32 November  5 1/64  November  6 25/32 November  57 3/16
December   1 1/8   December  3 9/32  December  5 11/64 December  8 43/64 December  80 21/32

      The closing price on      was     .

                            JOHNSON & JOHNSON (JNJ)

      Johnson & Johnson manufactures and sells health care products and provides related services in countries around the globe. Johnson & Johnson's principal consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on allergy, anti-infective, anti-fungal, contraceptive and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products and other medical equipment and devices. Johnson & Johnson markets and sells its products through its own direct sales force and through wholesalers.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    29 1/16 January   48       January   57 3/4   January   66 15/16 January    85 1/8  January   86 1/16
February   28 3/8  February  46 3/4   February  57 1/2   February  75 3/8   February   85 3/8  February  72
March      29 3/4  March     46 1/8   March     52 7/8   March     73 7/16  March      93 1/2  March     70 1/4
April      32 1/2  April     46 1/4   April     61 1/8   April     71 1/2   April      97 1/2  April     82 1/2
May        33 1/16 May       48 11/16 May       60       May       69 1/16  May        92 5/8  May       89 1/2
June       33 3/4  June      49 1/2   June      64 3/8   June      74       June       98      June     101 7/8
July       35 7/8  July      47 3/4   July      62 1/8   July      77 1/4   July       91 1/16 July      93 1/16
August     34 1/2  August    49 1/4   August    56 11/16 August    69       August    102 1/4
September  37 1/16 September 51 1/4   September 57 11/16 September 78 1/4   September  91 7/8
October    40 3/4  October   49 1/4   October   57 3/8   October   81 1/2   October   104 3/4
November   43 5/16 November  53 1/4   November  62 15/16 November  81 1/4   November  103 3/4
December   42 3/4  December  49 3/4   December  65 7/8   December  83 7/8   December   93 1/4

      The closing price on       was     .

                     LM ERICSSON TELEPHONE COMPANY (ERICY)

      LM Ericsson Telephone Company is an international manufacturer of advanced systems and products for wireline and wireless communications. Ericsson's range of telecommunication and data communication products includes systems and services for handling voice, data, images and text in public and private wireline and wireless communications networks, power equipment, defense systems electronics and telecommunications. Shares of Ericsson also trade on the Stockholm Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January    1 11/16 January   2 37/64 January   4 13/64 January   4 53/64 January    6 31/32 January  18 41/64
February   1 25/32 February  2 3/4   February  3 15/16 February  5 43/64 February   6 1/2   February 24
March      1 15/16 March     2 43/64 March     4 15/64 March     5 61/64 March      5 61/64 March    23 29/64
April      2 3/32  April     2 35/64 April     4 13/64 April     6 7/16  April      6 3/4   April    22 7/64
May        2 19/64 May       2 57/64 May       4 29/64 May       6 31/32 May        6 47/64 May      20 1/2
June       2 1/2   June      2 11/16 June      4 59/64 June      7 5/32  June       8 15/64 June     20
July       2 21/64 July      2 35/64 July      5 21/32 July      6 59/64 July       8 1/64  July     19 5/8
August     2 43/64 August    2 57/64 August    5 7/32  August    5 23/64 August     8 9/64
September  3 1/16  September 3 11/64 September 6       September 4 19/32 September  7 13/16
October    2 43/64 October   3 29/64 October   5 17/32 October   5 21/32 October   10 11/16
November   2 31/32 November  3 55/64 November  5 1/16  November  6 29/32 November  12 3/64
December   2 7/16  December  3 25/32 December  4 43/64 December  5 63/64 December  16 27/64

      The closing price on       was     .

                         LUCENT TECHNOLOGIES INC. (LU)

      Lucent Technologies Inc. develops, manufactures and markets public and private communications systems, software and products. Lucent's primary customer base includes communications network operators and service providers. Lucent provides wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks. Lucent markets and sells its products through its own direct sales force and through arrangements with third-party dealers and distributors.


           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January       *    January      *     January    13 9/16 January    22 1/8  January    56 9/32 January  55 1/2
February      *    February     *     February  13 15/32 February   27 3/32 February  50 25/32 February 59 1/2
March         *    March        *     March      13 1/8  March     31 31/32 March     54       March    62
April         *    April      8 25/32 April      14 3/4  April      38 1/8  April     60       April    62 9/16
May           *    May         9 1/2  May        15 7/8  May       35 15/32 May        56 7/8  May      57 1/4
June          *    June       9 15/32 June       18 1/64 June      41 19/32 June       67 7/16 June     58 3/4
July          *    July        9 1/4  July       21 7/32 July       46 3/16 July       65 1/16 July     43 3/4
August        *    August      9 7/32 August    19 15/32 August     35 7/16 August     64 1/16
September     *    September 11 15/32 September 20 11/32 September  34 5/8  September  64 7/8
October       *    October   11 13/16 October   20 19/32 October    40 3/32 October    64 1/4
November      *    November  12 13/16 November   20 1/32 November   43 1/32 November   74 1/2
December      *    December   11 9/16 December  19 31/32 December  54 31/32 December  75

      The closing price on       was    .

                            MERCK & CO., INC. (MRK)

      Merck & Co., Inc. develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocor (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management programs. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.

           Closing             Closing            Closing            Closing            Closing           Closing
  1995      Price     1996      Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- --------- --------- -------- --------- -------- --------- -------- -------- --------
January    20 1/8   January   35 1/16   January   45 5/16  January   58 11/16 January   73 3/8   January  78 5/8
February   21 3/16  February  33 1/8    February  46 1/16  February  63 25/32 February  81 1/2   February 61 9/16
March      21 5/16  March     31 1/8    March     42 1/8   March     64 3/32  March     80 1/8   March    62 1/8
April      21 7/16  April     30 1/4    April     45 3/16  April     60 1/4   April     70 3/8   April    69 1/2
May        23 1/2   May       32 5/16   May       44 15/16 May       58 1/2   May       67 5/8   May      74 5/8
June       24 9/16  June      32 5/16   June      51 5/32  June      66 7/8   June      73 5/8   June     76 5/8
July       25 13/16 July      32 1/8    July      51 15/16 July      61 25/32 July      67 5/8   July     71 21/32
August     24 15/16 August    32 13/16  August    45 29/32 August    57 31/32 August    67 3/16
September  28       September 35 3/16   September 49 31/32 September 64 25/32 September 64 13/16
October    28 3/4   October   36 15/16  October   44 5/8   October   67 17/32 October   79 9/16
November   30 15/16 November  41 1/2    November  47 13/32 November  77 9/16  November  78 11/16
December   32 13/16 December  39 13/164 December  53       December  73 3/4   December  67 3/16

      The closing price on       was     .

                          MICROSOFT CORPORATION (MSFT)

      Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes operating systems, various personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network of Internet products and services, electronic-commerce platforms and alliances with companies involved with broadband Internet access and digital network services. Microsoft is currently appealing an antitrust ruling from the Federal District Court of the District of Columbia, received on June 7, 2000, ordering that Microsoft be divided into separate operating systems and software applications companies.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----     -------    ----    -------
January     7 27/64 January   11 9/16  January   25 1/2   January   37 19/64 January    87 1/2   January   97 7/8
February    7 7/8   February  12 11/32 February  24 3/8   February  42 3/8   February   75 1/16  February  89 3/8
March       8 57/64 March     12 57/64 March     22 59/64 March     44 3/4   March      89 5/8   March    106 1/4
April      10 7/32  April     14 5/32  April     30 3/8   April     45 1/16  April      81 5/16  April     69 3/4
May        10 19/32 May       14 27/32 May       31       May       42 13/32 May        80 11/16 May       62 9/16
June       11 19/64 June      15 1/64  June      31 19/32 June      54 3/16  June       90 3/16  June      80
July       11 5/16  July      14 47/64 July      35 11/32 July      54 31/32 July       85 13/16 July      69 13/16
August     11 9/16  August    15 5/16  August    33 3/64  August    47 31/32 August     92 9/16
September  11 5/16  September 16 31/64 September 33 5/64  September 55 1/32  September  90 9/16
October    12 1/2   October   17 5/32  October   32 1/2   October   52 15/16 October    92 9/16
November   10 57/64 November  19 39/64 November  35 3/8   November  61       November   91 3/64
December   10 31/32 December  20 21/32 December  32 5/16  December  69 11/32 December  116 3/4

      The closing price on       was     .

                     MORGAN STANLEY DEAN WITTER & CO. (MWD)

      Morgan Stanley Dean Witter & Co. is a financial services firm that operates in three business segments: securities, asset management and credit and transaction services. Morgan Stanley provides products and services in investment banking, institutional sales and trading, on-line brokerage services, global asset management services and consumer credit products, primarily through its Discover Card brand. Morgan Stanley provides its products and services to corporations, governments, financial institutions and individuals.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     9 11/32 January   13 17/32 January   19 1/16  January   29 3/16  January   43 5/16  January  66 1/4
February   10 1/32  February  13 7/16  February  19 3/16  February  34 29/32 February  45 1/4   February 70 7/16
March      10 3/16  March     14 5/16  March     17 7/16  March     36 7/16  March     49 31/32 March    82 7/8
April      10 19/32 April     13 5/8   April     19 1/8   April     39 7/16  April     49 19/32 April    76 3/4
May        11 7/8   May       14 13/16 May       20 3/4   May       39 1/32  May       48 1/4   May      71 1/2
June       11 3/4   June      14 9/32  June      21 17/32 June      45 11/16 June      51 5/16  June     83 1/4
July       12 5/8   July      12 23/32 July      26 7/32  July      43 17/32 July      45 1/8   July     91 1/4
August     12 13/16 August    12 1/2   August    24 1/16  August    29 1/32  August    42 29/32
September  14 1/16  September 13 3/4   September 27 1/32  September 21 9/16  September 44 19/32
October    12 7/16  October   14 23/32 October   24 1/2   October   32 1/2   October   55 5/32
November   12 3/4   November  17 3/32  November  27 5/32  November  34 13/16 November  60 5/16
December   11 3/4   December  16 9/16  December  29 9/16  December  35 1/2   December  71 3/8

      The closing price on       was     .

                NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)

      Nippon Telegraph and Telephone Corporation is Japan's largest provider of wireline and wireless voice, data, Internet and related telecommunications services. NTT's primary business is to provide local, long-distance and wireless telecommunication services in Japan. NTT also develops and provides telegraph, Internet and data communications services and is involved in several international telecommunications operations. Shares of NTT also trade on the Tokyo Stock Exchange.

           Closing            Closing           Closing           Closing           Closing           Closing
  1995      Price     1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
  ----     -------    ----    -------   ----    -------   ----    -------   ----    -------    ----   -------
January    39 3/32  January   39      January   37      January   46 1/2  January   40 5/8   January  75 15/16
February   36 1/32  February  38 1/2  February  36 1/2  February  44      February  40 9/16  February 68
March      39 61/64 March     37      March     35 7/8  March     42 5/16 March     48 3/4   March    78 13/16
April      45 19/32 April     39 1/8  April     38 3/4  April     43 1/2  April     53 3/4   April    63 11/16
May        40 13/64 May       36      May       47 1/8  May       40 1/2  May       48 3/4   May      60 1/16
June       42 5/32  June      36 1/2  June      48 3/4  June      42      June      62 5/8   June     68 3/8
July       44 1/8   July      35 3/8  July      51 1/2  July      43 1/4  July      62 13/16 July     61 1/4
August     44 39/64 August    36 1/4  August    47      August    37 7/16 August    56 1/2
September  44 1/2   September 38 1/4  September 46      September 36 5/8  September 61 11/16
October    42       October   36 1/4  October   42 7/16 October   39 1/4  October   77 3/8
November   40 1/2   November  36      November  41 9/16 November  37 7/8  November  89 1/4
December   41       December  39 3/8  December  43 5/16 December  37 1/2  December  86 1/8

      The closing price on       was      .

                               NOKIA CORP. (NOK)

      Nokia Corp. is a leading manufacturer of wireless telephones and a supplier of wireless and wireline network products and services to telecommunications operators and Internet service providers. Nokia telecommunication products include wireless telephones using major digital and analog standards and network access, switching and management systems. Nokia also develops and markets digital satellite, cable and land-based television receivers for broadcast and multimedia applications. Shares of Nokia also trade on the Helsinki Stock Exchange.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    2 9/32  January   2 11/32 January   4 3/16  January    4 3/4   January   18 1/64  January  45 23/32
February   2 23/64 February  2 3/16  February  3 21/32 February   6 19/64 February  16 61/64 February 50 7/8
March      2 19/64 March     2 9/64  March     3 41/34 March      6 3/4   March     19 15/32 March    55 1/2
April      2 9/16  April     2 9/32  April     4 3/64  April      8 23/64 April     18 35/64 April    56 1/2
May        2 29/32 May       2 23/32 May       4 1/8   May        8 1/8   May       17 13/16 May      52
June       3 3/4   June      2 5/16  June      4 39/64 June       9 3/32  June      22 57/64 June     50 1/16
July       4 1/8   July      2 13/64 July      5 23/64 July      10 29/32 July      21 17/64 July     44 1/4
August     4 21/64 August    2 41/64 August    4 27/32 August     8 23/64 August    20 29/32
September  4 23/64 September 2 49/64 September 5 55/64 September  9 25/32 September 22 15/32
October    3 31/64 October   2 29/32 October   5 33/64 October   11 41/64 October   28 31/32
November   3 25/64 November  3 33/64 November  5 13/64 November  12 1/4   November  34 1/2
December   2 7/16  December  3 39/64 December  4 11/32 December  15 1/16  December  47 49/64

      The closing price on      was     .

                        NORTEL NETWORKS CORPORATION (NT)

      Nortel Networks Corporation designs, develops, manufactures and markets data and telephony networks for telecommunications systems and for the Internet. Nortel products include systems and services which connect users to telecommunications networks and the Internet, wireless and wireline applications for the Internet, optical technology for the transmission of data on the Internet, Internet access solutions and Internet voice telecommunications services. Nortel also develops switches and routers which control and connect network traffic, and it also manufactures telephones and telecommunications equipment. Nortel markets and sells its products through its own direct sales force, distributors and value-added resellers. Shares of Nortel also trade on the Toronto Stock Exchange.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- -------
January    4 17/64 January   5 5/8   January    9 13/64 January   11 9/32  January   15 25/32 January  47 3/4
February   4 17/64 February  5 15/16 February   8 63/64 February  13 5/16  February  14 33/64 February 55 7/8
March      4 47/64 March     5 31/32 March      8 11/64 March     16 5/32  March     15 17/32 March    63
April      4 35/64 April     6 7/16  April      9 5/64  April     15 7/32  April     17 3/64  April    56
May        4 51/64 May       6 25/32 May       10 1/2   May       16       May       18 3/4   May      54 1/8
June       4 9/16  June      6 51/64 June      11 3/8   June      14 3/16  June      21 45/64 June     68 7/8
July       4 45/64 July      5 7/8   July      13 5/64  July      14 23/32 July      22 5/32  July     74
August     4 19/32 August    6 15/64 August    12 25/64 August    11 7/8   August    20 17/32
September  4 29/64 September 7 7/32  September 13       September  8 1/64  September 25 1/2
October    4 1/2   October   8 9/64  October   11 7/32  October   10 45/64 October   30 31/32
November   5 3/64  November  8 7/32  November  11 15/64 November  11 43/64 November  36 15/16
December   5 3/8   December  7 47/64 December  11 3/32  December  12 1/2   December  50 1/2

      The closing price on       was     .

                               NOVARTIS AG (NVS)

      Novartis AG is a pharmaceutical company that is primarily involved in healthcare, agriculture and nutrition. Novartis develops and sells prescription medicines and offers over-the-counter medicines such as Maalox and Thera Flu and also offers the CIBA Vision brand of contact lenses and related products. Novartis also develops products for sustainable agriculture and provides pharmaceuticals for animal health. Prior to listing its American depositary shares on the New York Stock Exchange on May 11, 2000, Novartis' American depositary shares were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    12 47/64 January   21 45/64 January   28 13/16 January   43       January   46 7/8   January  30 55/64
February   14 19/64 February  23 31/64 February  28 13/16 February  45 3/4   February  43 9/16  February 31 53/64
March      16 13/64 March     29 19/64 March     30 11/16 March     44 1/4   March     40 3/8   March    34 3/16
April      16 25/64 April     27 15/64 April     33       April     41 21/64 April     36 1/4   April    35
May        16 3/4   May       25 29/32 May       34 1/4   May       42 13/32 May       36 1/8   May      36 7/8
June       17 7/32  June      28 37/64 June      40 1/32  June      41 11/16 June      37       June     40
July       17 27/64 July      27 29/32 July      40 1/16  July      41 3/4   July      35 7/8   July     38 9/16
August     18 1/64  August    29 13/16 August    35 33/64 August    37       August    35 7/8
September  19 9/64  September 29 11/16 September 38 9/16  September 40 1/8   September 36 7/8
October    20 39/64 October   29 1/4   October   39 17/64 October   44 7/8   October   37 13/32
November   21 25/64 November  29 3/32  November  40 1/16  November  47 1/16  November  38 61/64
December   22 15/16 December  28 35/64 December  40 5/8   December  49       December  36 5/8

      The closing price on       was     .

                           ORACLE CORPORATION (ORCL)

      Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include systems software for development of Internet applications and business applications software for a company's data processing, financial management and customer service needs.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    4 13/64 January    7 5/64  January    8 41/64 January    7 3/4   January   18 29/64 January  49 61/64
February   4 41/64 February   7 45/64 February   8 23/32 February   8 13/64 February  18 5/8   February 74 1/4
March      4 5/8   March      6 63/64 March      8 9/16  March     10 33/64 March     13 3/16  March    78 1/16
April      4 33/64 April      7 1/2   April      8 53/64 April      8 5/8   April     13 17/32 April    79 15/16
May        5 9/64  May        7 23/64 May       10 23/64 May        7 7/8   May       12 13/32 May      71 7/8
June       5 23/32 June       8 49/64 June      11 3/16  June       8 3/16  June      18 9/16  June     84 1/16
July       6 13/64 July       8 11/16 July      12 3/32  July       8 53/64 July      19 1/32  July     75 3/16
August     5 15/16 August     7 53/64 August    12 45/64 August     6 41/64 August    18 1/4
September  5 11/16 September  9 29/64 September 12 9/64  September  9 45/64 September 22 3/4
October    6 15/32 October    9 13/32 October   11 59/64 October    9 55/64 October   23 25/32
November   6 23/32 November  10 57/64 November  11 7/64  November  11 27/64 November  33 29/32
December   6 9/32  December   9 9/32  December   7 7/16  December  14 3/8   December  56 1/32

      The closing price on       was     .

                               PFIZER INC. (PFE)

      Pfizer Inc. develops, manufactures and markets medicines for humans and animals. Pfizer's operations are divided into pharmaceutical, animal health and consumer products segments. The pharmaceutical segment includes prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders. The animal health segment includes antiparasitic, anti-infective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications and personal care products. Leading Pfizer consumer products include Viagra, Zyrtec, Visine and Bengay. Pfizer Inc. has recently completed its acquisition of Warner-Lambert Company.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     6 13/16 January   11 27/64 January   15 27/64 January   27 1/4   January   42 7/8   January  36 3/8
February    6 59/64 February  10 63/64 February  15 17/64 February  29 1/2   February  43 63/64 February 32 1/8
March       7 9/64  March     11 13/64 March     14 1/64  March     33 15/64 March     46 1/4   March    39 9/16
April       7 7/32  April     11 31/64 April     16       April     37 15/16 April     38 23/64 April    42 1/8
May         7 11/32 May       11 51/64 May       17 11/64 May       34 15/16 May       35 43/64 May      44 1/2
June        7 43/64 June      11 57/64 June      19 59/64 June      36 15/64 June      36 21/64 June     48
July        8 7/16  July      11 41/64 July      19 7/8   July      36 39/64 July      33 7/8   July     43 3/8
August      8 15/64 August    11 53/64 August    18 31/64 August    31       August    37 3/4
September   8 57/64 September 13 3/16  September 20 3/64  September 35 1/4   September 35 7/8
October     9 9/16  October   13 51/64 October   23 43/64 October   35 49/64 October   39 11/16
November    9 43/64 November  14 15/16 November  24 1/4   November  37 5/16  November  36 5/8
December   10 1/2   December  13 53/64 December  24 55/64 December  41 43/64 December  32 7/16

      The closing price on       was     .

                  QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

      Qwest Communications International Inc. is a telecommunications services and infrastructure provider. Its operations are divided into communications services and construction services segments. Qwest's communications services segment includes Internet and multimedia services, as well as traditional voice communications services. Qwest's construction services segment builds and installs fiber optic systems for its own networks and other telecommunications providers. Through a joint venture in Europe, Qwest is involved in building a network that will connect 40 cities in Europe and the United States. In the Asia-Pacific region, Qwest is involved in building a cable to connect California with Japan and other parts of the region.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January       *    January      *    January      *     January   23 23/32 January   29 31/32 January  39 3/8
February      *    February     *    February     *     February  17 9/16  February  30 23/32 February 46 1/4
March         *    March        *    March        *     March     19 7/16  March     36 3/64  March    48
April         *    April        *    April        *     April     19 9/32  April     42 23/32 April    43 9/16
May           *    May          *    May          *     May       16 17/32 May       42 5/8   May      42 5/16
June          *    June         *    June       6 13/16 June      17 7/16  June      33 1/16  June     49 11/16
July          *    July         *    July       7 25/32 July      20 3/16  July      29 1/2   July     49 3/4
August        *    August       *    August    10 3/16  August    12 1/2   August    28 3/4
September     *    September    *    September 11 17/32 September 15 21/32 September 29 9/16
October       *    October      *    October   15 7/16  October   19 9/16  October   36
November      *    November     *    November  13 21/32 November  20       November  34 3/16
December      *    December     *    December  14 7/8   December  25       December  43

      The closing price on     ,    was    .

                       ROYAL DUTCH PETROLEUM COMPANY (RD)

      Royal Dutch Petroleum Company is a holding company which owns 60% of the companies comprising the Royal Dutch/Shell group of companies. The Royal Dutch/Shell group of companies was formed out of an alliance between Royal Dutch and The "Shell" Transport and Trading Company, p.l.c.. The companies primarily engage in the development and distribution of oil and natural gas and related products and services. The companies also have investments in chemicals, coal, solar energy and power generation businesses. Royal Dutch does not itself engage in operational activities and together with The "Shell" Transport and Trading Company, p.l.c. owns 100% of the outstanding shares of the companies included in the Royal Dutch/Shell group of companies. Shares of Royal Dutch also trade on the London International Stock Exchange.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    27 31/32 January   34 3/4   January   43 11/32 January   51 1/4   January   40 1/16  January  55 1/16
February   28 1/32  February  34 7/16  February  43 1/4   February  54 5/16  February  43 7/8   February 52 3/4
March      30       March     35 5/16  March     43 3/4   March     56 13/16 March     52       March    57 13/16
April      31       April     35 25/32 April     45 1/16  April     56 1/2   April     58 11/16 April    57 3/16
May        31 11/16 May       37 31/64 May       48 13/16 May       56 1/8   May       56 9/16  May      62 7/16
June       30 15/32 June      38 7/16  June      54 3/8   June      54 13/16 June      60 1/4   June     61 9/16
July       31 3/4   July      37 23/32 July      55 15/16 July      51       July      61       July     58 1/4
August     29 13/16 August    37 11/32 August    50 3/4   August    40       August    61 7/8
September  30 11/16 September 39 1/32  September 55 1/2   September 47 5/8   September 59 1/16
October    30 23/32 October   41 11/32 October   52 11/16 October   49 5/16  October   59 15/16
November   32 3/32  November  42 15/32 November  52 11/16 November  46 15/16 November  58
December   35 9/32  December  42 11/16 December  54 3/16  December  47 7/8   December  60 9/16

      The closing price on     ,    was     .

                         SBC COMMUNICATIONS INC. (SBC)

      SBC Communications Inc. provides communications services in the United States, with a focus on Texas and California, and other countries, including France, Mexico, Taiwan and Israel. SBC provides local and long-distance phone services, wireless and data communications, paging, Internet services and messaging, cable and satellite television services, security services and telecommunications equipment. SBC operations are conducted through its subsidiaries, which include large regional and national operators such as Ameritech, Pacific Bell, Southwestern Bell, Cellular One and SNET. SBC also provides directory advertising and publishing services.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- -------- --------
January    21 5/16  January   28 5/16  January   27 1/2   January   38 7/8   January   54      January  43 1/8
February   20 13/16 February  27 7/16  February  28 3/4   February  37 13/16 February  52 7/8  February 38 1/16
March      21       March     26 5/16  March     26 1/4   March     43 3/8   March     47 3/16 March    42 1/8
April      22 1/16  April     25 1/16  April     27 3/4   April     41 7/16  April     55 3/4  April    43 13/16
May        22 1/2   May       24 11/16 May       29 1/4   May       38 7/8   May       51 1/8  May      43 11/16
June       23 13/16 June      24 5/8   June      30 15/16 June      40       June      58      June     43 1/4
July       24 1/16  July      24 7/16  July      29 19/32 July      40 15/16 July      57 1/8  July     42 9/16
August     25 5/16  August    23 5/16  August    27 3/16  August    38 1/16  August    48 1/16
September  27 1/2   September 24 1/16  September 30 23/32 September 44 3/8   September 51 1/16
October    27 15/16 October   24 5/16  October   31 13/16 October   46 5/16  October   53
November   27 1/16  November  26 5/16  November  36 5/16  November  47 15/16 November  51 7/8
December   28 5/8   December  25 15/16 December  36 5/8   December  53 5/8   December  48 3/4

      The closing price on      ,    was   .

                             SONY CORPORATION (SNE)

      Sony Corporation develops, manufactures, and markets electronic equipment and instruments including televisions, video cassette players and recorders, stereo systems and communications equipment. Sony also produces, markets and distributes recorded music, film, video, television and other entertainment technologies. In addition, Sony develops, manufactures and markets video game hardware and software. Sony markets and sells its products through its own direct sales force and third-party distributors. Shares of Sony also trade on the Tokyo Stock Exchange.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- --------- -------- ---------
January    23 1/2   January   31       January   33 11/16 January   46 15/16 January    36 17/32 January  126 1/2
February   21 13/16 February  29 1/4   February  36 3/16  February  45 7/32  February   37 11/32 February 156 3/4
March      24 7/16  March     30 3/8   March     34 9/16  March     42 17/32 March      45 21/32 March    140 1/16
April      25 7/16  April     32 1/4   April     36 11/16 April     42 15/32 April      46 1/4   April    112 13/16
May        24 1/2   May       32 1/16  May       42 5/8   May       41 29/32 May        46 23/32 May       91 3/16
June       24 1/4   June      33 1/16  June      44       June      43 1/32  June       55 3/16  June      94 5/16
July       27 1/8   July      32       July      50 29/32 July      42 1/2   July       62 19/32 July      93 15/16
August     27 9/16  August    31 5/8   August    44 1/16  August    35 11/32 August     63 21/32
September  26 7/16  September 31 13/16 September 46 31/32 September 34 11/32 September  75 1/32
October    22 7/8   October   30 1/8   October   42 3/16  October   32 15/16 October    79 7/8
November   26 15/16 November  32 5/16  November  41 3/4   November  36 9/16  November   92 3/32
December   30 11/16 December  32 13/16 December  45 3/8   December  36       December  142 3/8

      The closing price on      ,    was     .

                         SUN MICROSYSTEMS, INC. (SUNW)

      Sun Microsystems, Inc. develops and markets network computing products for the Internet and for companies' private networks. Sun Microsystems' products are based on open industry standards, which are applications available to users for little or no charge, and include computer systems, workstations, servers, high-speed microprocessors, which allow a computer to process information, and software. Some of Sun Microsystems' technologies include its Java software, which allows a user to access Internet applications regardless of the hardware or software that its system uses, and its Solaris Operating Environment, which is an operating system which can support numerous applications, such as electronic commerce operations and database management technology. Sun Microsystems operates globally, and markets and sells its products through its own direct sales force and third-party distributors and resellers.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------    ----   -------
January    2 3/64  January   5 3/4   January    7 16/16 January   11 63/64 January   27 15/16 January  78 9/16
February   2       February  6 9/16  February   7 23/32 February  11 29/32 February  24 21/32 February 95 1/4
March      2 11/64 March     5 15/32 March      7 7/32  March     10 7/16  March     31 17/64 March    93 45/64
April      2 1/2   April     6 25/32 April      7 13/64 April     10 19/64 April     29 29/32 April    91 15/16
May        2 13/16 May       7 53/64 May        8 1/16  May       10 1/64  May       29 7/8   May      76 5/8
June       3 1/32  June      7 23/64 June       9 5/16  June      10 55/64 June      34 7/16  June     90 15/16
July       3 1/64  July      6 53/64 July      11 27/64 July      11 13/16 July      33 15/16 July     105 7/16
August     3 5/8   August    6 51/64 August    12       August     9 29/32 August    39 3/4
September  3 15/16 September 7 49/64 September 11 45/64 September 12 29/64 September 46 1/2
October    4 7/8   October   7 5/8   October    8 9/16  October   14 9/16  October   52 29/32
November   5 17/64 November  7 9/32  November   9       November  18 33/64 November  66 1/8
December   5 45/64 December  6 27/64 December   9 31/32 December  21 13/32 December  77 7/16

      The closing price on     , was   .

                      TEXAS INSTRUMENTS INCORPORATED (TXN)

      Texas Instruments Incorporated designs and supplies digital signal processors and analog integrated circuits, which serve to convert electronics from analog to digital. Texas Instruments' semiconductor products are used in digital cell phones, computers, printers, hard disk drives and modems. Texas Instruments also sells electronic controls and connectors, sensors, radio-frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January    4 5/16  January   5 51/64 January    9 51/64 January   13 21/32 January   24 23/32 January  53 7/8
February   4 59/64 February  6 15/64 February   9 41/64 February  14 1/2   February  22 19/64 February 83 1/16
March      5 17/32 March     6 23/64 March      9 23/64 March     13 17/32 March     24 13/16 March    80
April      6 5/8   April     7 1/16  April     11 5/32  April     16 1/32  April     25 17/32 April    81 7/16
May        7 15/64 May       7 1/32  May       11 7/32  May       12 55/64 May       27 11/32 May      72 1/4
June       8 3/8   June      6 15/64 June      10 33/64 June      14 37/64 June      36       June     68 11/16
July       9 49/64 July      5 13/32 July      14 3/8   July      14 27/32 July      36       July     59 3/8
August     9 21/64 August    5 27/32 August    14 13/64 August    11 27/32 August    41 1/32
September  9 63/64 September 6 57/64 September 16 3/4   September 13 1/4   September 41 1/8
October    8 9/16  October   6 1/64  October   13 11/32 October   15 63/64 October   44 7/8
November   7 15/64 November  7 31/32 November  12 13/32 November  19 3/32  November  48 1/32
December   6 7/16  December  7 31/32 December  11 1/4   December  21 13/32 December  48 5/16

      The closing price on      , was     .

                             TIME WARNER INC. (TWX)

      Time Warner Inc. is a media and entertainment company which develops, produces and markets products and services in various segments of the entertainment industry. Time Warner provides cable television services, owns television networks, such as CNN, HBO and the Turner networks, and produces films and television programs. Time Warner is also involved in magazine and book publishing, music and digital media, which includes Internet-related services. On January 10, 2000, Time Warner and America Online, Inc. entered into a merger agreement. This transaction is subject to regulatory approval and customary closing conditions.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January    18       January   20 3/4   January   19 1/4   January   32 3/32  January   62 1/2   January   79 15/16
February   19 5/16  February  21 3/8   February  20 1/2   February  33 3/4   February  64 1/2   February  85 1/4
March      18 13/16 March     20 7/16  March     21 5/8   March     36       March     70 13/16 March    100
April      18 1/4   April     20 7/16  April     22 1/2   April     39 1/4   April     70       April     89 15/16
May        19 13/16 May       20 3/16  May       23 1/4   May       38 29/32 May       68 1/16  May       78 13/16
June       20 5/8   June      19 5/8   June      24 1/8   June      42 23/32 June      72 5/8   June      76
July       21 7/16  July      17 7/16  July      27 5/16  July      45 5/32  July      72       July      76 11/16
August     21 1/16  August    16 11/16 August    25 3/4   August    40 3/16  August    59 5/16
September  19 7/8   September 19 1/4   September 27 3/32  September 43 25/32 September 60 3/4
October    18 1/4   October   18 5/8   October   28 27/32 October   46 7/16  October   69 1/2
November   20       November  20 3/8   November  29 1/8   November  52 7/8   November  61 13/16
December   18 15/16 December  18 3/4   December  31       December  62 1/16  December  72 5/16

      The closing price on     was    .

                           TOTAL FINA ELF S.A. (TOT)

      Total Fina Elf S.A. is an international oil and gas company. Total Fina is involved in many aspects of the petroleum industry, including oil and gas exploration, development and production, refining and marketing and trading and shipping of crude oil and petroleum products. Total Fina also produces petrochemicals and specialty chemical products for industrial and consumer use. In addition, Total Fina is involved in the coal mining, nuclear power, cogeneration and electricity sectors. Shares of Total Fina also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    28 3/8  January   34 1/2  January   43 1/8  January   51 7/8   January   51 1/4   January  62 1/4
February   27 3/4  February  32 7/8  February  39 5/8  February  55       February  51 5/8   February 67 1/8
March      30      March     34      March     42 3/8  March     60 1/16  March     61       March    73 5/8
April      31 3/8  April     34 1/4  April     41 5/8  April     58 3/4   April     68       April    75 5/8
May        31      May       36      May       45 5/8  May       62 5/16  May       60 13/16 May      78 15/16
June       30 1/4  June      37 1/8  June      50 5/8  June      65 3/8   June      64 7/16  June     76 13/16
July       31 1/8  July      35 3/4  July      50 7/16 July      57 3/16  July      63 5/8   July     73 9/16
August     29 3/4  August    37 1/8  August    47 3/8  August    48 1/16  August    65 3/64
September  30 1/8  September 39 1/8  September 57 5/16 September 62 13/16 September 66 15/16
October    30 7/8  October   39      October   55 1/2  October   58 1/2   October   66 11/16
November   30 7/8  November  40 3/8  November  52 9/16 November  61 1/8   November  66 1/8
December   34      December  40 1/4  December  55 3/4  December  49 3/4   December  69 1/4

      The closing price on     was    .

                         TOYOTA MOTOR CORPORATION (TM)

      Toyota Motor Corporation develops, manufactures and markets passenger cars, recreational and sport-utility vehicles, minivans and trucks and related parts and accessories. Toyota also provides financing to dealers and their customers for the purchase or lease of Toyota vehicles. Toyota also sells industrial equipment and designs and manufactures prefabricated housing. Toyota markets and sells its cars through independent dealers and its own dealers in Japan and maintains subsidiaries and networks of dealers in each of its principal markets outside of Japan. Prior to listing its American depositary shares on the New York Stock Exchange on September 29, 1999, Toyota's American depositary shares were traded through the Nasdaq SmallCap Market. Shares of Toyota also trade on the Tokyo Stock Exchange.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- ---------
January    38 1/2  January   43 1/4  January   51 3/4  January   56 1/4   January   52 1/2   January   87 1/4
February   35 7/8  February  42 7/8  February  51 1/2  February  54 7/8   February  52 1/4   February  81 5/16
March      39 3/4  March     44 1/2  March     50 1/2  March     52 3/4   March     57 1/4   March    104
April      40 1/2  April     45 1/2  April     57 3/4  April     52 1/2   April     57 1/4   April     99 15/16
May        38 7/8  May       45 3/4  May       57 1/2  May       50       May       54       May       91 3/8
June       39 3/4  June      50 1/8  June      59 1/4  June      51 7/8   June      64       June      93 3/16
July       41 5/8  July      48 1/2  July      61 3/8  July      48 15/16 July      70       July      84 5/8
August     39 3/8  August    48 1/8  August    52 3/4  August    42       August    62 15/16
September  38 1/8  September 51 1/4  September 61      September 44 7/8   September 62 3/8
October    37 1/8  October   47 1/2  October   56 1/4  October   48 1/2   October   68 7/8
November   39 3/8  November  54 5/8  November  57 3/8  November  50 5/8   November  67 15/16
December   42 1/4  December  57 1/2  December  57 3/8  December  53 3/16  December  97 3/8

      The closing price on     was    .

                        VERIZON COMMUNICATIONS (VZ)

   (Bell Atlantic Corporation doing business as Verizon Communications)

      Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. On June 30, 2000, GTE Corporation merged into a subsidiary of Bell Atlantic Corporation and the combined company now operates under the name Verizon Communications. Verizon provides domestic wireline services, including local telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireless operations in Latin America, Europe and the Asia-Pacific region. It also operates domestic and international publishing businesses, including print directories Web site creation and Web hosting. The historical stock prices below are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ."

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    27 1/8   January   34 7/16  January   33 5/8   January   46 9/32  January   60       January  61 15/16
February   26 13/16 February  33 1/16  February  34 9/16  February  44 7/8   February  57 5/8   February 48 15/16
March      26 7/16  March     30 15/16 March     30 3/8   March     51 1/8   March     51 11/16 March    61 1/8
April      27 5/16  April     32 1/2   April     33 7/8   April     46 25/32 April     57 5/8   April    60
May        27 3/4   May       31 3/16  May       35       May       45 13/16 May       54 3/4   May      52 7/8
June       28       June      31 7/8   June      37 15/16 June      45 5/8   June      65 3/8   June     50 15/16
July       28 5/8   July      29 9/16  July      36 9/32  July      45 11/32 July      64       July     46 3/4
August     29 3/4   August    28 1/8   August    36 3/16  August    44 1/8   August    61 5/16
September  30 11/16 September 29 15/16 September 40 7/32  September 48 7/16  September 67 5/16
October    31 3/4   October   30 1/8   October   40       October   53 3/16  October   64 15/16
November   31 1/2   November  31 7/16  November  44 5/8   November  55 5/8   November  63 5/16
December   33 7/16  December  32 3/8   December  45 1/2   December  54       December  61 9/16

      The closing price on      was   .

                               VIACOM INC. (VIA)

      Viacom Inc. is a media and entertainment company involved in many segments of the entertainment industry including production of films and television programs, ownership of cable television stations, development of theme parks and publishing. Viacom produces feature films and television programs though its Paramount divisions and Spelling Entertainment and owns such television networks as CBS Corporation, MTV Music Television, Showtime and Nickelodeon. Viacom also owns a majority interest in Blockbuster video stores and is involved in publishing through Simon & Schuster.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    23 1/16  January   20 1/4   January   17 1/8   January   20 7/8   January   42 1/2   January  55 3/8
February   22 3/8   February  19 5/8   February  17 5/8   February  24       February  44 3/16  February 55 3/4
March      22 3/8   March     21 1/16  March     16 9/16  March     26 7/8   March     41 31/32 March    52 3/4
April      22 15/16 April     20 1/2   April     13 3/8   April     29       April     40 7/8   April    54 3/8
May        23 5/16  May       21 3/16  May       14 27/32 May       27 1/2   May       38 1/2   May      62
June       23 3/16  June      19 7/16  June      15       June      29 1/8   June      44       June     68 3/16
July       25 3/8   July      17 1/2   July      15 7/16  July      34 1/4   July      41 15/16 July     66 11/16
August     24 5/16  August    15 3/4   August    14 13/16 August    24 13/16 August    42 1/16
September  24 7/8   September 17 11/16 September 15 13/16 September 29       September 42 1/4
October    24 15/16 October   16 5/16  October   15 1/8   October   29 15/16 October   44 3/4
November   24 1/8   November  18 7/8   November  17 1/2   November  33 9/32  November  49 3/4
December   23 11/16 December  17 7/16  December  20 23/32 December  37       December  60 7/16

      The closing price on       was     .

                         VODAFONE AIRTOUCH P.L.C. (VOD)

      Vodafone Airtouch p.l.c. provides international wireless telecommunications services which include selling and renting cellular telephone equipment, providing messaging and data transmission facilities and access to information services. Vodafone's principal business is the operation of digital and analog wireless telephone networks in the United Kingdom. Vodafone also has investments in several international telecommunications operations. Service on Vodafone networks is generally sold by third-party service providers or retailers who also sell or rent cellular telephone equipment. Shares of Vodafone also trade on the London International Stock Exchange.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     6 1/8   January    7 5/32  January    8 19/32 January   15 3/64  January   39 3/64  January  56
February    6 1/8   February   7 5/64  February   9 1/2   February  17 45/64 February  36 7/16  February 57 11/16
March       6 5/8   March      7 1/2   March      8 53/64 March     20 25/32 March     37 35/64 March    55 9/16
April       6 3/8   April      8 1/32  April      8 27/32 April     21 63/64 April     35 29/32 April    47
May         6 3/4   May        7 59/64 May        8 59/64 May       21 31/32 May       38 9/32  May      45 7/8
June        7 37/64 June       7 3/8   June       9 11/16 June      25 7/32  June      39 13/32 June     41 3/4
July        7 7/8   July       7 5/32  July      10 3/32  July      27 19/64 July      42 3/32  July     43 1/8
August      8 3/8   August     7 37/64 August    10 3/16  August    25 1/8   August    40 7/64
September   8 13/64 September  6 53/64 September 10 3/4   September 22 43/64 September 47 35/64
October     8 11/64 October    7 23/32 October   10 31/32 October   26 59/64 October   47 5/8
November    7 13/64 November   8 21/32 November  13 13/64 November  29 17/32 November  47 3/16
December    7 3/64  December   8 9/32  December  14 17/32 December  32 7/32  December  49 1/2

      The closing price on       was     .

                          WAL-MART STORES, INC. (WMT)

      Wal-Mart Stores, Inc. operates mass merchandising stores, which serve customers primarily through the operation of Wal-Mart discount stores, Wal-Mart Supercenters and Sam's Clubs. The Wal-Mart discount stores and Wal-Mart Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity name-brand merchandise and grocery items.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- -------- -------
January    11 7/16  January   10 3/16  January   11 7/8   January   19 29/32 January   43      January  54 3/4
February   11 7/8   February  10 5/8   February  13 3/16  February  23 5/32  February  43 1/16 February 48 7/8
March      12 13/16 March     11 1/2   March     13 15/16 March     25 13/32 March     46 3/32 March    56 1/2
April      11 7/8   April     11 15/16 April     14 1/16  April     25 9/32  April     46      April    55 7/8
May        12 7/16  May       12 15/16 May       14 15/16 May       27 9/16  May       42 5/8  May      57 5/8
June       13 3/8   June      12 11/16 June      16 29/32 June      30 3/8   June      48 1/4  June     57 1/16
July       13 5/16  July      12       July      18 3/4   July      31 9/16  July      42 1/4  July     55 5/16
August     12 1/4   August    13 3/16  August    17 3/4   August    29 1/2   August    44 5/16
September  12 3/8   September 13 3/16  September 18 15/16 September 27 5/16  September 47 9/16
October    10 13/16 October   13 1/4   October   17 1/2   October   34 17/32 October   56 5/16
November   12       November  12 3/4   November  20 1/32  November  37 21/32 November  57 1/2
December   11 1/8   December  11 3/8   December  19 23/32 December  40 23/32 December  69 1/8

      The closing price on       was     .

                             WORLDCOM, INC. (WCOM)

      WorldCom, Inc. provides fully integrated local, long distance, international and Internet services through its own network of fiber optic cables, digital microwave for data transmission and fixed and transportable satellite stations on land. WorldCom offers long-distance and local services, dedicated and dial-up Internet access, wireless services, toll-free services, calling cards, private lines, debit cards, conference calling and messaging services. WorldCom operates a "local-to-global-to-local" network with facilities throughout North America, Latin America, Europe and the Asia-Pacific region, which reduces its reliance on capacity provided by local public telecommunications operators. WorldCom markets its services mainly through its own direct sales force which it targets at specific geographic markets.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     7 1/4   January   12 13/64 January   16 3/4   January   23 7/8   January   53 11/64 January  45 15/16
February    7 13/16 February  13 1/8   February  17 3/4   February  25 29/64 February  55       February 44 5/8
March       7 51/64 March     15 21/64 March     14 43/64 March     28 45/64 March     59 3/64  March    45 5/16
April       8       April     15 43/64 April     16       April     28 33/64 April     54 51/64 April    45 7/16
May         8 43/64 May       16 19/64 May       19 3/4   May       30 21/64 May       57 37/64 May      37 5/8
June        9       June      18 29/64 June      21 21/64 June      32 19/64 June      57 3/8   June     45 7/8
July        9 61/64 July      17 1/4   July      23 19/64 July      35 1/4   July      55       July     39 1/16
August     11 15/64 August    14       August    19 61/64 August    27 19/64 August    50 1/2
September  10 45/64 September 14 1/4   September 23 37/64 September 32 37/64 September 47 59/64
October    10 7/8   October   16 1/4   October   22 27/64 October   36 53/64 October   57 13/64
November   10 53/64 November  15 27/64 November  21 21/64 November  39 21/64 November  55 1/8
December   11 3/4   December  17 3/8   December  20 11/64 December  47 53/64 December  53 1/16

      The closing price on       was   .

       ANNEX B [These are the inserts for the electronic prospectus]

                             Vision Becomes Reality

Lots of investors want low taxes and low fees.

For good reason, indexing has been the traditional answer.

But even some advocates of indexing believe that traditional index funds are too active in their trading. In fact, an article in the June 14, 1999 issue of Forbes said that one of the indexing industry's top experts believed that index funds run up too much overhead and impose too much in tax costs on their investors.

Instead, to lower fees and create tax efficiency, the story said, this expert recommended the ultimate in buy-and-hold investing--a completely static portfolio.

This vision of investing is now a reality.

Introducing:

                                 [HOLDRS LOGO]

    . HOLDRS are not index or exchange traded funds. Because of their unique design, HOLDRS set new standards in tax efficiency, low cost and investor control.

    . The Market 2000+ HOLDRS are depositary receipts which represent your ownership in the common stock of 50 of the largest market cap companies from around the globe.

    . You can take hold of the underlying stocks at any time by turning in your HOLDRS. Just like a direct investment in the underlying stocks, in most circumstances HOLDRS let you decide when and how to realize tax gains or losses.

    . Unlike index and exchange traded funds, HOLDRS don't change your stocks to match an index or cap any big winners to satisfy concentration limits. This minimizes the costs and taxes resulting from turnover.

    .  The annual fees on HOLDRS are very low--only 8 cents per HOLDR.

    .  HOLDRS are exchange listed, so you can buy and sell at any time.


                  Revolutionize Stock Investing

      Because the value of Market 2000+ HOLDRS directly relates to the value of the 50 underlying stocks, an investment in Market 2000+ HOLDRS involves risks similar to investing in each of the common stocks. For example, your investment will decline in value if the underlying stocks decline in value. In addition, because HOLDRS are not subject to concentration limits, the relative weight of an individual stock may increase substantially, causing the HOLDRS to be less diverse and creating more risk. See "Risk Factors".

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


[LOGO OF HOLDRS]

                       1,000,000,000 Depositary Receipts

                          Market 2000+ HOLDRS SM Trust

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              Merrill Lynch & Co.

                             Robert W. Baird & Co.

                           A.G. Edwards & Sons, Inc.

                          First Union Securities, Inc.

                             Legg Mason Wood Walker
                                  Incorporated

                         Morgan Keegan & Company, Inc.

                        Raymond James & Associates, Inc.

                            Sutro & Co. Incorporated

                           Tucker Anthony Cleary Gull

                                       , 2000

      Until      , 2000 (25 days after the date of this prospectus), all
dealers effecting transactions in the offered Market 2000+ HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Rating agency fees..............................................        0
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 2, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                     Incorporated

                                          By:                *
                                            -----------------------------------
                                            Ahmass L. Fakahany
                                            Senior Vice President and
                                            Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2000.


                 Signature                          Title
                 ---------                          -----

                     *                              Chief Executive Officer,
___________________________________________         Chairman of the Board and
               John Steffens                        Director

                     *                              Director
___________________________________________
              Stanley O'Neal

                     *                              Director
___________________________________________
            George A. Schieren

                     *                              Director
___________________________________________
             Thomas H. Patrick

                     *                              Senior Vice President and
___________________________________________         Chief Financial Officer
            Ahmass L. Fakahany                      (Principal Accounting
                                                    Officer)

         /s/ Stephen G. Bodurtha                    Attorney-in-Fact
___________________________________________
            Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
    4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and form of Amendment No. 1 to the Standard Terms for Depositary Trust
          Agreements

   *5.1   Opinion of Shearman & Sterling regarding the validity of the Market
          2000+ HOLDRS Receipts

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences

  *24.1   Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed.